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As Filed Pursuant to Rule 424(b)(2)
Registration No. 333-131970

PRICING SUPPLEMENT NO. 1 TO PRODUCT SUPPLEMENT DATED FEBRUARY 27, 2006 TO PROSPECTUS DATED FEBRUARY 21, 2006

$14,158,000

Credit Suisse (USA), Inc.

ProNotes®

due August 31, 2010

Linked to the Value of a Global Basket of Equity Indices

Issuer:	Credit Suisse (USA), Inc.
Maturity Date:	August 31, 2010, subject to postponement if a market disruption event occurs on the valuation date.
Coupon:	We will not pay interest on the securities being offered by this pricing supplement.
Valuation Date:	The valuation date will be August 24, 2010, subject to postponement if a market disruption event occurs on that date.
Underlying Indices:
The return will be based on the performance of a basket of indices during the term of the securities. The basket will be comprised of three reference indices, with each index having the following weightings: FTSE/Xinhua China 25 Index — 33.33%; RTX Russian Traded Index — 33.33% and Bovespa Brazil Index — 33.33%.
Redemption Amount:
You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities that you hold multiplied by the sum of 1 plus the basket return, calculated as set forth below. If the final basket level is greater than the initial basket level, the basket return will equal the percentage increase of the basket. If the final basket level is equal to or less than the initial basket level, the basket return will equal zero, and you will receive only an amount equal to the principal amount of your securities at maturity. The maximum increase in each underlying index is capped at 70%, therefore the maximum final basket level is capped at 1.7 and the maximum basket return is 70%.

    Please refer to "Risk Factors" beginning on page PS-5 of the accompanying product supplement for risks related to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the product supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to the Public	Underwriting Discounts and Commissions	Proceeds to the Company
Per security	$1,000	$25	$9,975
Total	$14,158,000	$353,950	$13,804,050

Delivery of the securities in book-entry form only will be made through The Depository Trust Company on or about February 28, 2006. The securities will be issued in minimum denominations of $10,000 and integral multiples of $1,000 in excess of that amount.

Credit Suisse

The date of this pricing supplement is February 27, 2006.

CALCULATION OF BASKET RETURN

        The basket return is based on the difference between the final basket level and the initial basket level. How the basket return will be calculated depends on whether the final basket level is greater than or less than or equal to the initial basket level:

  •
  If the final basket level is greater than the initial basket level, then the basket return will equal:

final basket level - initial basket level initial basket level

    , subject to a final basket level cap of 1.7.

    Thus, if the final basket level is greater than the initial basket level, the basket return will be a positive number, in which case you will receive more than the principal amount of your securities at maturity, but in no case more than 170% of the principal amount.

  •
  If the final basket level is less than or equal to the initial basket level, then the basket return will equal zero, and the redemption amount will equal the principal amount of the securities.

        For purposes of calculating the basket return, the final basket level will be equal to the sum of:

(i)
the product of:

(x)
.3333, the weighting of the FTSE/Xinhua China 25 Index in the basket, multiplied by

(y)
the final index level for such index, which equals the lesser of:

            (i)    the closing level of the FTSE/Xinhua China 25 Index on the valuation date divided by 11056.43, the closing level of the FTSE/Xinhua China 25 Index on February 22, 2006, the index business day immediately following the date the securities are priced for initial sale to the public, or

            (ii)   1.7;

        plus

(ii)
the product of:

(x)
.3333, the weighting of the RTX Russian Traded Index in the basket, multiplied by

(y)
the final index level for such index, which equals the lesser of:

            (i)    the closing level of the RTX Russian Traded Index on the valuation date divided by 2214.8, the closing level of the RTX Russian Traded Index on February 22, 2006, the index business day immediately following the date the securities are priced for initial sale to the public, or

            (ii)   1.7;

        plus

(iii)
the product of:

(x)
.3333, the weighting of the Bovespa Brazil Index in the basket, multiplied by

(y)
the final index level for such index, which equals the lesser of:

            (i)    the closing level of the Bovespa Brazil Index on the valuation date divided by 17808.9, the closing level of the Bovespa Brazil Index on February 22, 2006, the index business day immediately following the date the securities are priced for initial sale to the public, or

            (ii)   1.7.

        The "initial basket level" equals 1.0.

        In no event will the final basket level exceed 1.7.

Examples of the hypothetical redemption amounts of the securities

        The following are illustrative examples of how the redemption amount would be calculated with hypothetical final basket levels that are greater than, or equal to or less than, the initial basket level. Each of the examples assumes that the initial investment in the securities is $10,000 and the initial level for each reference index is 1000.

  EXAMPLE 1: Increase of 10% in the closing level of each reference index on the valuation date:

Reference Index	Initial Level	Closing Level on Valuation Date
1. FTSE/Xinhua China 25 Index	1000	1100
2. RTX Russian Traded Index	1000	1100
3. Bovespa Brazil Index	1000	1100

Basket Level on the Valuation Date	= (.3333*(final index level(1))
+ (.3333*(final index level(2))
+ (.3333*(final index level(3))
= ((.3333*(1100/1000)) + (.3333*(1100/1000)) + (.3333*(1100/1000))
Basket Level on the Valuation Date	= (.366 + .366 + .366) = 1.1
Final Basket Level = 1.1
Determination of basket return when final basket level is greater than initial basket level
Basket Return = (1.1 - 1.0)/1.0) = .1

  Redemption Amount = Principal * (1.0 + basket return)

  Redemption Amount = $10,000 * (1.0 + .1)

  Redemption Amount = $11,000

  EXAMPLE 2: Decrease of 5% in the closing level of each reference index on the valuation date:

Reference Index	Initial Level	Closing Level on Valuation Date
1. FTSE/Xinhua China 25 Index	1000	950
2. RTX Russian Traded Index	1000	950
3. Bovespa Brazil Index	1000	950

Basket Level on the Valuation Date	= (.3333*(final index level(1))
+ (.3333*(final index level(2))
+ (.3333*(final index level(3))
= ((.3333*(950/1000)) + (.3333*(950/1000)) + (.3333*(950/1000))
Basket Level on the Valuation Date	= (.3166 + .3166 + .3166) = .95
Final Basket Level = .95
Determination of basket return when final basket level is less than initial basket level
Since the final basket level (.95) is less than the initial basket level (1.0), the basket return equals 0.0.

  Redemption Amount = Principal * (1.0 + basket return)

  Redemption Amount = $10,000 * (1.0 + 0)

  Redemption Amount = $10,000

        EXAMPLE 3: Both increases and decreases in the closing levels of each reference index on the valuation date:

Reference Index	Initial Level	Closing Level on Valuation Date
1. FTSE/Xinhua China 25 Index	1000	1900
2. RTX Russian Traded Index	1000	100
3. Bovespa Brazil Index	1000	200

        Since the final index level for a reference index equals the lesser of (a) the closing level of such index on the valuation date divided by the initial level for such index or (b) 1.7, the final index level for the FTSE/Xinhua China 25 Index equals the lesser of (a) 1900/1000 = 1.9 or (b) 1.7, or 1.7.

Basket Level on the Valuation Date	= (.3333*(final index level(1))
+ (.3333*(final index level(2))
+ (.3333*(final index level(3))
Basket Level on the Valuation Date	= ((.3333*1.7) + (.3333*(100/1000)) + (.3333*(200/1000))) = 0.6666
Final Basket Level = 0.6666
Determination of basket return when final basket level is less than initial basket level
Since the final basket level (0.6666) is less than the initial basket level (1.0), the basket return equals 0.0.

  Redemption Amount = Principal * (1.0 + basket return)

  Redemption Amount = $10,000 * (1.0 + 0)

  Redemption Amount = $10,000

        EXAMPLE 4: Increase of 90% in the closing levels of each reference index on the valuation date:

Reference Index	Initial Level	Closing Level on Valuation Date
1. FTSE/Xinhua China 25 Index	1000	1900
2. RTX Russian Traded Index	1000	1900
3. Bovespa Brazil Index	1000	1900

        Since the final index level for each reference index equals the lesser of (a) the closing level of such index on the valuation date divided by the initial level for such index (1900/1000 = 1.9) or (b) 1.7, the final index level for each reference index is 1.7.

Basket Level on the Valuation Date	= (.3333*1.7)
+ (.3333*1.7)
+ (.3333*1.7)
Basket Level on the Valuation Date	= (.56661 + .56661 + .56661) = 1.7
Final Basket Level = 1.7
Determination of basket return when final basket level is greater than initial basket level
Basket Return = (1.7 - 1.0)/1.0 = 0.7

  Redemption Amount = Principal * (1.0 + basket return)

  Redemption Amount = $10,000 * (1.0 + 0.7)

  Redemption Amount = $17,000

Hypothetical redemption amounts

        The table below sets forth a sampling of hypothetical redemption amounts at maturity of a $10,000 investment in the securities. Because the increase for each reference index is capped at 70% of its initial level, the final basket level can never exceed a 70% increase from the initial basket level. As a result, a $10,000 investment in the securities can never have a redemption amount in excess of $17,000.

Principal Amount of Securities	Percentage Difference between Initial Basket Level and Final Basket Level	Redemption Amount at Maturity
$10,000	-100%	$10,000
$10,000	-90%	$10,000
$10,000	-80%	$10,000
$10,000	-70%	$10,000
$10,000	-60%	$10,000
$10,000	-50%	$10,000
$10,000	-40%	$10,000
$10,000	-30%	$10,000
$10,000	-20%	$10,000
$10,000	-10%	$10,000
$10,000	0	$10,000
$10,000	10%	$11,000
$10,000	20%	$12,000
$10,000	30%	$13,000
$10,000	40%	$14,000
$10,000	50%	$15,000
$10,000	60%	$16,000
$10,000	70%	$17,000

        These examples are for illustrative purposes only. The actual basket return will depend on the final basket level determined by the calculation agent as provided in this pricing supplement.

SUPPLEMENTAL USE OF PROCEEDS

        The net proceeds from this offering will be approximately $13,802,050, after deducting underwriting discounts and commissions and certain offering expenses. We intend to use the net proceeds for our general corporate purposes, which may include the rationalization of our debt capital structure. We may also use some or all of the net proceeds from the offering of the securities to hedge our obligations under the securities. Please refer to "Use of Proceeds and Hedging" on page PS-10 of the accompanying product supplement.

THE REFERENCE INDICES

The FTSE/Xinhua China 25 Index

        Unless otherwise stated, all information regarding the FTSE/Xinhua China 25 Index provided in this pricing supplement is derived from FTSE, Xinhua Financial Network ("XFN"), FTSE/Xinhua Index Limited or other publicly available sources. Such information reflects the policies of FTSE/Xinhua Index Limited as stated in such sources, and such policies are subject to change by FTSE/Xinhua Index Limited. We do not assume any responsibility for the accuracy or completeness of such information. FTSE/Xinhua Index Limited is under no obligation to continue to publish the FTSE/ Xinhua China 25 Index and may discontinue publication of the FTSE/Xinhua China 25 Index at any time.

        The FTSE/Xinhua China 25 Index is a stock index calculated, published and disseminated by FTSE/Xinhua Index Limited that measures the composite price performance of selected Chinese stocks. The FTSE/Xinhua China 25 Index currently is based on 25 underlying stocks (the "Underlying Stocks") trading on the Hong Kong Stock Exchange (the "HKSE") and is designed to represent the performance of investments in the mainland Chinese market available to international investors. The FTSE/Xinhua China 25 Index consists of the largest 25 companies by full market value, weighted based on the free float adjusted total market value of their shares, so that securities with higher total market values generally have a higher representation in the FTSE/Xinhua China 25 Index. Index constituents are screened for liquidity and weightings are capped to avoid over-concentration in any one stock. The inception date of the FTSE/Xinhua China 25 Index was March 2001. As of March 2005, the FTSE/Xinhua China 25 Index's top three holdings were China Mobile Communications Corporation, Petrochina Company Limited and China National Offshore Oil Corporation ("CNOOC").

Calculation of the FTSE/Xinhua China 25 Index

        The FTSE/Xinhua China 25 Index is rule-based and is monitored by a governing committee. The FTSE Xinhua Index Committee (the "Index Committee") is responsible for conducting the quarterly review of constituents of the FTSE/Xinhua China 25 Index and for making changes to the FTSE/Xinhua China 25 Index in accordance with the index procedures. Until further notice, only Red Chip shares and H shares are eligible for the FTSE/Xinhua China 25 Index. Red Chip shares are securities of Hong Kong incorporated companies that trade on the HKSE. They are quoted in Hong Kong dollars. Red Chips are companies that are substantially owned directly or indirectly by the Chinese Government and have the majority of their business interests in mainland China. H shares are securities of companies incorporated in the People's Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. They are quoted and traded in Hong Kong dollars. Like other securities trading on the HKSE, there are no restrictions on who can trade H shares. The FTSE/Xinhua China 25 Index also provides for A shares and B shares, neither of which is currently eligible for inclusion in the index. Although only eligible share classes are included in the index weighting, in determining the full market capitalization of a company for index ranking purposes, all share classes, including A shares and B shares, are included. A shares are securities of Chinese incorporated companies that trade on either the Shanghai or Shenzhen stock exchanges. They are quoted in RenMinBi. They can only be traded by residents of the People's Republic of China or under the Qualified Foreign Institutional Investor rules. B shares are securities of Chinese incorporated companies that trade on either the Shanghai or Shenzhen stock exchanges. They are quoted in U.S. dollars on the Shanghai stock exchange and Hong Kong dollars on the Shenzhen stock exchange. They can be traded by non-residents of the People's Republic of China and also residents of the People's Republic of China with appropriate foreign currency dealing accounts.

        The weight of each Underlying Stock in the FTSE/Xinhua China 25 Index is calculated by (i) multiplying the per share price of each Underlying Stock by the exchange rate required to convert the security's home currency into the FTSE/Xinhua China 25 Index base currency (the "Base Currency"), (ii) multiplying each resulting product by the number of shares in issue according to FTSE/Xinhua Index Limited, (iii) multiplying each resulting product by the product of each security's float factor (the "Free Float Factor") multiplied by its capping factor (the "Capping Factor"), (iv) calculating the sum of all these products and (v) dividing such sum by a divisor (the "Divisor"). The Base Currency for the FTSE/Xinhua China 25 Index is the Hong Kong dollar. The Free Float Factor is a number between 1 and 0, where 1 represents a 100% free float, and is published by FTSE/Xinhua Index Limited. The Capping Factor is a number between 1 and 0, where 1 represents no cap, that allows the weight of each security to be capped at no more than 10%, and is published by FTSE/Xinhua Index Limited. The Divisor represents the total issued share capital of the FTSE/Xinhua China 25 Index at the base date and can be adjusted to allow changes in the issued share capital of individual securities without distorting the FTSE/Xinhua China 25 Index.

        When calculating the weight of an Underlying Stock, individual constituents' shares held by governments, corporations, strategic partners or other control groups are excluded from the company's shares outstanding. Shares owned by other companies are also excluded regardless of whether such companies are index constituents. Where a foreign investment limit exists at the sector or company level, the constituent's weight will reflect either the foreign investment limit or the percentage float, whichever is the more restrictive. Stocks are screened to ensure there is sufficient liquidity to be traded. Factors in determining liquidity include the availability of current and reliable price information and the level of trading volume relative to shares outstanding. Value traded and float turnover are also analyzed on a monthly basis to ensure ample liquidity. Fundamental analysis is not part of the selection criteria for inclusion or exclusion of stocks from the FTSE/Xinhua China 25 Index. The financial and operating condition of a company are not analyzed.

Adjustment to the compositon of the FTSE/Xinhua China 25 Index

        An Underlying Stock may be added or deleted by FTSE/Xinhua Index Limited or the percentage of that Underlying Stock or the Capping Factor or Free Float Factor may be adjusted. Any stock becoming ineligible for any of the following reasons, among others, will be deleted from the FTSE/Xinhua China 25 Index: (i) delisting of such stock, (ii) such stock ceases to have a firm quotation or accurate and reliable price, (iii) the constituent company is subject to a takeover, (iv) the constituent company ceases, in the opinion of the Index Committee, or its nominated deputies, to be a viable constituent due to changes in liquidity or total market capitalization, (v) the constituent company, at the time of the periodic review, has fallen to 36th position or below in the ranking of eligible companies by full market value as computed by FTSE/Xinhua Index Limited before the application of any investability weightings, or (vi) the company has the lowest ranking full market value on the FTSE/Xinhua China 25 Index as computed by FTSE/Xinhua Index Limited and another security has qualified for inclusion on the index. After deletion of a stock, FTSE/Xinhua Index Limited will select a new Underlying Stock from the reserve list of the five highest-ranking non-constituents of the index that are constituents of the FTSE All World Index and meet the FTSE/Xinhua China 25 Index requirements.

        The Index Committee is responsible for undertaking the review of the FTSE/Xinhua China 25 Index and for approving changes of constituents in accordance with the index rules and procedures. The FTSE Global Classification Committee is responsible for the industry classification of constituents of the FTSE/Xinhua China 25 Index within the FTSE Global Classification System. The FTSE Global Classification Committee may approve changes to the FTSE Global Classification System and Management Rules. FTSE/Xinhua Index Limited appoints the Chairman and Deputy Chairman of the Index Committee. The Chairman chairs meetings of the Index Committee and represents the Index Committee outside meetings. Adjustments to reflect a major change in the amount or structure of a constituent company's issued capital will be made before the start of the index calculation on the day on which the change takes effect. Adjustments to reflect less significant changes will be implemented before the start of the index calculation on the day following the announcement of the change. All adjustments are made before the start of the index calculations on the day concerned, unless market conditions prevent this.

        The FTSE/Xinhua China 25 Index is reviewed quarterly for changes in free float. These reviews will coincide with the quarterly reviews undertaken of the FTSE/Xinhua China 25 Index as a whole. Implementation of any changes will be after the close of the index calculation on the third Friday in January, April, July and October. The quarterly review of the FTSE/Xinhua China 25 Index constituents takes place in January, April, July and October. Any constituent changes will be implemented on the next trading day following the third Friday of the same month of the review meeting. Details of the outcome of the review and the dates on which any changes are to be implemented will be published as soon as possible after the Index Committee meeting has concluded.

        The FTSE/Xinhua China 25 Index is calculated in real time and published every minute during the index period (09:15 - 16:00 Local Hong Kong Time). It is available in real time directly from FTSE and from the following vendors: Reuters, Bloomberg, Telekurs, FTID and LSE/Proquote. The end of day index value is distributed at 16:15 (Local Hong Kong Time). Daily values are also made available to the Financial Times Asia edition and other major newspapers and are available at the FTSE Index Services web site: www.ftse.com. The FTSE/Xinhua China 25 Index uses local stock exchange trade prices and Reuters real-time spot currency rates. The level of the FTSE/Xinhua China 25 Index is calculated every 15 seconds during HKSE trading hours and is not calculated on Hong Kong Public Holidays.

        Neither we nor any of our affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the FTSE/Xinhua China 25 Index or any successor index. FTSE/Xinhua Index Limited does not guarantee the accuracy or completeness of the FTSE/Xinhua China 25 Index or any data included in the FTSE/Xinhua China 25 Index. FTSE/Xinhua Index Limited assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the FTSE/Xinhua China 25 Index. FTSE/Xinhua Index Limited disclaims all responsibility for any errors or omissions in the calculation and dissemination of the FTSE/Xinhua China 25 Index or the manner in which the FTSE/Xinhua China 25 Index is applied in determining the amount payable on the securities.

License Agreement with FTSE/Xinhua Index Limited

        We and FTSE/Xinhua Index Limited have entered into a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use certain indices calculated by FTSE/Xinhua Index Limited in connection with certain securities, including these securities.

        The license agreement between FTSE/Xinhua and us provides that the following information must be set forth in this pricing supplement:

  "The securities are not in any way sponsored, endorsed, sold or promoted by FTSE/Xinhua Index Limited ("FXI"), FTSE International Limited ("FTSE") or Xinhua Financial Network Limited ("Xinhua") or by the London Stock Exchange PLC (the "Exchange") or by The Financial Times Limited ("FT") and neither FXI, FTSE, Xinhua nor the Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE/Xinhua China 25 Index ("the Index") and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated by or on behalf of FXI. However, neither FXI or FTSE or Xinhua or the Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FXI, FTS, Xinhua or Exchange or FT shall be under any obligation to advise any person of any error therein."

FTSE™ is a trademark of London Stock Exchange Limited and The Financial Times Limited and is used by FTSE International Limited under license.

The RTX Russian Traded Index

        Unless otherwise stated, all information regarding the RTX Russian Traded Index provided in this pricing supplement is derived from Wiener Börse or other publicly available sources. Such information reflects the policies of Wiener Börse as stated in such sources, and such policies are subject to change by Wiener Börse. We do not assume any responsibility for the accuracy or completeness of such information. Wiener Börse is under no obligation to continue to publish the RTX Russian Traded Index and may discontinue publication of the RTX Russian Traded Index at any time.

        The RTX Russian Traded Index is a stock index calculated, published and disseminated by Wiener Börse that measures in real time the movement of the most liquid blue chip stocks of Russia. The RTX Russian Traded Index currently consists of eight Russian blue chip companies (the "Underlying Stocks") listed on the Russian Trading System and is calculated on a U.S. dollar basis. The RTX Russian Traded Index is a capitalization-weighted price index. Index constituents are selected based upon market capitalization and liquidity. The inception date of the RTX Russian Traded Index was October 8, 1997, and the base value for the RTX Russian Traded Index was set at 1,000 index points on that date.

        The RTX Russian Traded Index is rule-based and is monitored by a governing committee. The RTX Committee (the "RTX Committee") is responsible for approving any changes to the rules for the composition, calculation and management of the RTX Russian Traded Index. The RTX Committee is comprised of voting and non-voting members and consists of representatives of Wiener Börse, Wiener Börse members, financial institutions issuing financial products on the RTX Russian Traded Index, and academic and other local market experts. The RTX Russian Traded Index committee meets on a quarterly basis. The RTX Russian Traded Index management team is responsible for the day-to-day operations and oversees the calculation of the RTX Russian Traded Index.

Stock Selection Criteria and Weighting

        Only highly liquid blue chip stocks are included in the RTX Russian Traded Index. Additionally, only ordinary shares of joint-stock companies domiciled in Russia that are listed and introduced into trading at the local official stock exchange are eligible for inclusion. The stock selection criteria are market capitalization, liquidity, price availability, sector representativity and market interest. The primary criteria are market capitalization and liquidity. Stocks with high capitalization, but low liquidity (defined as a percentage of total stock trading volume) may be eliminated by the RTX Committee. The selection criteria serve as a basis for the RTX Committee, whose decisions on the admission and deletion of stocks are guided by this data, as well as their own market knowledge and experience.

        Different series of shares issued by a company are treated as separate shares, even though only one stock series of a company will generally be admitted. Shares with special privileges, national privatization units, investment funds or similar investment vehicles incorporated as joint-stock companies are not eligible for inclusion.

        The number of stocks is limited to the most actively traded blue chip stocks suitable for derivatives trading. It is the aim of the RTX Russian Traded Index to mirror the development of the premier blue chip stocks. As the market develops and liquidity further improves, the liquidity quality of the Underlying Stocks will rise gradually. The less liquid Underlying Stocks that do not improve will be replaced by higher performing underlying stocks.

        The Underlying Stocks for the RTX Russian Traded Index as of January 23, 2006 were as follows:

Security	Number of shares	RF	FF	Price USD	Capitalization in USD	Weighting
Lukoil	850,563,255	0.39	0.75	76.8000	$19,107,052,960	28.42%
Novatek	3,036,306	1.00	0.25	2,700.0000	2,049,506,550	3.05%
Rostelecom	728,696,320	1.00	0.75	2.2950	1,254,268,541	1.87%
Sibneft	4,741,299,639	1.00	0.25	4.4500	5,274,695,848	7.85%
Sistema	8,100,000	1.00	0.50	1,270.0000	5,143,500,000	7.65%
Surgutneftegaz	35,725,994,705	0.79	0.50	1.2995	18,338,242,397	27.28%
TATNEFT	2,178,690,700	1.00	0.75	4.0400	6,601,432,821	9.82%
UES	41,041,753,984	1.00	0.50	0.4608	9,454,994,074	14.06%

Total Capitalization RTX in USD					$67,223,693,192	100.00%

FF	=	Float Factor
RF	=	Representation Factor

Calculation of the RTX Russian Traded Index

        The RTX Russian Traded Index is calculated and disseminated in real-time and updated every five seconds, on exchange trading days of the Russian Trading System between 9:00 a.m. and 5:00 p.m. Central European Time. The RTX Russian Traded Index calculation is based upon the average bid/ask quotations of the Underlying Stocks as received by Wiener Börse from the Russian Trading System. New index values are triggered by new bid/ask quotations in the Underlying Stocks. The RTX Russian Traded Index is not adjusted for dividend payments.

        The opening value for the RTX Russian Traded Index is calculated using the first available mid-rate (the average between the best bid and best ask quotation) of an Underlying Stock. The closing value of the RTX Russian Traded Index is calculated on the basis of the last available mid-rate of an Underlying Stock. Bid and ask quotations transmitted after that time will not be used in the calculation. The source of the share prices used for the calculation of the RTX Russian Traded Index are the quotations on the Russian Trading System in U.S. dollars as transmitted by Reuters. If an Underlying Stock is temporarily suspended from trading on the Russian Trading System, the last mid-rate received from the Russian Trading System is used for the calculation of the RTX Russian Traded Index. If no new bid/ask quotations in an Underlying Stock are placed into the system, or if no bid/ask quotations are received for a stock in the RTX Russian Traded Index by Wiener Börse in the course of the trading day, the last transmitted and received bid/ask quotations for that stock are used for the RTX Russian Traded Index calculation. If only a bid or an ask is available for an Underlying Stock, then the last available mid-rate is used for the RTX Russian Traded Index calculation. If there is a crossing between bid and ask (bid higher or equal than ask), the last available regular mid-rate is used for the calculation.

        The RTX Russian Traded Index is calculated on every day that the Russian Trading System is open for trading. In the case of an exchange holiday in Austria and an open market in Russia on the Russian Trading System, the RTX Russian Traded Index will be calculated.

        The calculation formula for the RTX Russian Traded Index is as follows:

RTXt	Value of RTX at time t
RTXt[nc_cad,220]1	Value of RTX at time t-1
Pi,t	Mid of best bid—best ask quote of ith stock at time t in USD
Pi,t[nc_cad,220]1	Mid of best bid—best ask quote of ith stock at time t-1 in USD
Qi,t[nc_cad,220]1	Number of shares of stock i issued at time t-1
Fi	Float factor of ith stock
Ri	Representation factor of ith stock
N	Number of stocks contained in the RTX

        The weighting in the RTX Russian Traded Index of the individual Underlying Stocks is determined by their capitalization (i.e., the number of shares per index stock multiplied by the current share price). The number of shares used as a basis for the weighting calculation of each Underlying Stock equals the number of shares declared as deliverable by the Russian Trading System. This information is periodically checked by the RTX management team and the RTX Committee. The free float of an index member is defined as the percentage of its shares that are effectively available for trading. There are four possible free float factors that an index member can have: 0.25; 0.5; 0.75; and 1. The free float factor that is selected is the one that least exceeds the calculated free float of the company. The free float factors are used to prevent high-capitalization stocks with a small spread in ownership from exerting a strong influence on the index and to accurately represent the investment opportunities in each index constituent. The free float factor is determined by the information on disclosed holdings in listed companies provided by the respective trading place, securities registrars, information providers and the relevant notifications by the companies themselves. It is checked periodically by the RTX Committee and adapted according to relevant changes in the ownership structure of a company. The aim of the representation factors is to ensure that an index member cannot exceed a maximum weighting cap of 25%. The representation factors can take values between 0.01 and 1.00. The representation factor is reviewed quarterly by the RTX Committee. An immediate review of the representation factors is initiated in case of an important operational index adjustment (e.g. fast entry of a newly listed stock, exclusion of an index member) that shifts considerably the weightings of the heaviest weighted index members.

Adjustments to the RTX Russian Traded Index

        All decisions about periodic adjustments and changes in the index composition are made by the RTX Committee, which meets on a quarterly basis. In the event of an extraordinary occurrence not explicitly provided for in the guidelines, the RTX Committee is empowered to take the necessary decisions, while always bearing the interests of the market and the purpose of the RTX Russian Traded Index in mind. Detailed information about the decisions of the RTX Committee and the dates on which changes take effect will be published immediately after the RTX Committee meetings. The decisions are generally effective after the last trading day of the RTX Russian Traded Index products traded at Wiener Börse. The respective index changes are technically implemented after the termination of the index calculation on the trading day preceding the effective change.

        Adjustments to the RTX Russian Traded Index are made in such a way so as to ensure that the index level remains unchanged despite the changes made. The last mid-rates (average between best bid and best ask) available via the Russian Trading System at 5:00 p.m. Central European Time on the trading day preceding the index change are used as a basis for the index adjustments. If there are problems with the transmission of stock quotations, the closing quotations in the Russian Trading System are used. If no such official closing prices are available, the last available stock quotations, as transmitted by the Russian Trading System and received by Wiener Börse are used.

        As a general rule, a stock can only be admitted to the RTX Russian Traded Index if it has been on the RTX Watch List for at least one period before the next meeting of the RTX Committee. Companies on the RTX Watch List are not automatically added to the RTX Russian Traded Index. The final decision is made by the RTX Committee, which also considers additional criteria, such as market capitalization, liquidity, price availability, sector representativeness and market interests. The inclusion of new stocks, such as due to the ongoing privatization processes, does not automatically lead to the exclusion of existing stocks in the RTX Russian Traded Index, but gradually to the replacement of stocks with low levels of liquidity by more liquid stocks.

        As a general rule, a stock can only be deleted from the RTX Russian Traded Index (e.g., for not fulfilling the selection criteria, such as market capitalization or liquidity) if it has been on the RTX Watch List for at least one period before the decision of the RTX Committee.

        If the free float of a stock changes and exceeds or falls below the limit, the RTX Committee adjusts the free float factor accordingly. If the number of shares declared deliverable for an Underlying Stock changes during the period between the meetings of the RTX Committee, the adjustment will be approved at the following meeting of the RTX Committee. If in the case of a capital increase the number of shares has already been adjusted on the ex-rights day, the RTX Committee verifies if the newly issued number of shares has been fully subscribed. In the event that the new issue has not been fully subscribed to, the RTX Committee approves an adjustment to the number of shares.

        The RTX Watch List is the basis for the admission and deletion of stocks. It is used to conduct the periodic reviews of the index composition. The companies listed on the Russian Trading System are monitored. The RTX Watch List is published on a quarterly basis for the following periods: December-January-February; March-April-May; June-July-August; September-October-November. The three most actively traded stocks during the last period that are not yet index members must be put on the RTX Watch List. This selection is based on the total trading volume as published by the Russian Trading System. New issues and privatized companies may be put on the RTX Watch List if so decided by the RTX Committee at its quarterly meetings. If the RTX Committee decides to add new issues or privatized companies to the RTX Watch List, the RTX Watch List will have more stocks than the three candidate stocks being considered for inclusion. It is possible for an index member to be put on the RTX Watch List for deletion by the RTX Committee at its quarterly meetings. The decision to delete is based on such criteria as low liquidity and market capitalization. The management team is responsible for preparing and disseminating the RTX Watch List.

        The operational index adjustments are intended to ensure that the index level remains unchanged after changes are made. The operational index adjustments are generally considered and implemented immediately on the day these changes are effective. The corresponding index adjustments are technically reviewed after the index calculation has been completed on the trading day preceding the day the change takes effect (e.g., the ex-day for a rights issue). The last stock quotations (average between best bid and best ask quotation) available via the Russian Trading System at 5:00 p.m. Central European Time on the day preceding the index change are the basis for the index adjustments. If there are problems with the transmission of stock quotations, the official Russian Trading System closing quotations are used. If no such official closing quotations are available, the last available stock quotations as transmitted via Reuters and received by Wiener Börse are used.

        If a company raises capital through an issue of additional shares to its existing shareholders, the RTX Russian Traded Index is adjusted on the basis of the subscription right on the exchange concerned on the trading day on which the stock is listed ex-rights. If the price of the subscription right is not determined, it will be calculated by the management team. It is assumed that the new issue is fully subscribed. Therefore all additional shares are considered for the index adjustment. If an Underlying Stock is subject to a stock split or consolidation, the number of shares is adjusted as of the first day of listing.

        If an Underlying Stock is suspended from trading for more than five trading days, the urgent action committee has to reach a decision on the further procedure. The urgent action committee consists of voting members of the RTX Committee and is responsible if a decision has to be reached immediately.

        If an Underlying Stock is delisted from the local trading place (e.g., because it no longer has a firm quotation or is subject to a takeover), the stock will be deleted from the RTX Russian Traded Index as of the day of the delisting. The RTX Committee will decide on a replacement at its following meeting.

License Agreement with Wiener Börse

        We and Wiener Börse have entered into a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use certain indices calculated by Wiener Börse in connection with certain securities, including these securities.

        The license agreement between Wiener Börse and us provides that the following information must be set forth in this pricing supplement:

  The RTX® (Russian Traded Index®) was developed and is real-time calculated and published by Wiener Börse AG. The full name of the Index and its abbreviation are protected by copyright law as trademarks. The RTX index description, rules and composition are available online on www.indices.cc—the index portal of Wiener Börse AG.

  Wiener Börse does not guarantee the accuracy and/or the completeness of the RTX index or any data included therein and Wiener Börse shall have no liability for any errors, omissions, or interruptions therein.

  A non-exclusive authorization to use the RTX Index in conjunction with financial products was granted upon the conclusion of a license agreement between Issuer and Wiener Börse AG. The only relationship to the Licensee is the licensing of certain trademarks and trade names of RTX Index which is determined, composed and calculated by Wiener Börse without regard to the Licensee or the Product(s). Wiener Börse reserves the rights to change the methods of index calculation or publication, to cease the calculation or publication of the RTX Index or to change the RTX trademarks or cease the use thereof.

  The issued Product(s) is/are not in any way sponsored, endorsed, sold or promoted by the Wiener Börse. Wiener Börse makes no warranty or representation whatsoever, express or implied, as to results to be obtained by Licensee, owners of the product(s), or any other person or entity from the use of the RTX Index or any data included therein. Without limiting any of the foregoing, in no event shall Wiener Börse have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

The Bovespa Brazil Index

        Unless otherwise stated, all information regarding the Bovespa Brazil Index provided in this pricing supplement is derived from the São Paulo Stock Exchange ("BOVESPA") or other publicly available souces. Such information reflects the policies of BOVESPA as stated in such sources, and such policies are subject to change by BOVESPA. BOVESPA is under no obligation to continue to publish the Bovespa Brazil Index and may discontinue publication of the Bovespa Brazil Index at any time.

        The value of the Bovespa Brazil Index, as used in this pricing supplement, will be that of Ibovespa as reported in U.S. dollars on Bloomberg screen USIBOV. This value reflects the closing value of the Ibovespa index, as reported in real, divided the Brazil PTAX Rate, which is the average exchange rate for U.S. dollars calculated and reported by the Brazil Central Bank at the end of each day and reported on Bloomberg screen BZFXPTAX.

        Ibovespa, also referred to as IBOVESPA, is the main indicator of the Brazilian stock market's average performance. Ibovespa is a total return index calculated and reported in real-time by BOVESPA and reflects the variation of BOVESPA's most traded stocks. BOVESPA has used a consistent methodology to calculate Ibovespa since its inception in 1968. BOVESPA calculates Ibovespa in real time, considering the prices of the last trades carried out in the cash market (round lot) with the stocks that compose its portfolio.

        As of January 10, 2006, Ibovespa consists of 57 underlying stocks. The underlying stocks that make up Ibovespa represent more than 80% of trading volume and the financial value registered on BOVESPA's cash market (round lot) and represent more than 70% of the market capitalization of all companies on BOVESPA.

        The basic objective of Ibovespa is to be an average indicator of market performance in Brazil. For that purpose, its composition aims at reflecting as closely as possible the real configuration of the cash market operations (round lot) on BOVESPA. The value of Ibovespa is the current value, in Brazilian currency, of a theoretical stock portfolio constituted on February 1, 1968 by a hypothetical investment. No additional investment has been made since this date, apart from the reinvestment of the distributed benefits (such as dividends, subscription rights and stocks bonuses). Therefore, Ibovespa reflects not only the variation of the stock prices but also the impact of the distribution of benefits, and is considered an indicator that evaluates the total return of its components stocks. Although Ibovespa has been calculated according to the same methodology since inception, the index level has undergone multiple divisions since inception, including division by 100 on October 3, 1983; division by 10 on December 2, 1985; division by 10 on August 29, 1988; division by 10 on April 14, 1989; division by 10 on January 12, 1990; division by 10 on May 28, 1991; division by 10 on January 21, 1992; division by 10 on January 26, 1993; division by 10 on August 27, 1993; division by 10 on February 10, 1994; and division by 10 on March 3, 1997.

        To be included in Ibovespa, stocks must meet certain criteria over the last 12 months, including:

  •
  be included in the group of stocks whose negotiability indexes combined represent 80% of the total value of all individual negotiability indexes;

  •
  have a trading value participation higher than 0.1% of the total; and

  •
  have a trading session presence of more than 70%.

        The participation of each stock in the portfolio has a straight relation with its representativity in the cash market—in terms of number of trades and financial value—adjusted to the sample's size. This representativity is obtained by the negotiability index, calculated according to the following formula:

where:
IN =	negotiability index
ni =	number of trades carried out with stock "i" on BOVESPA cash market (round lot)
N =	total numbers of trades carried out on BOVESPA cash market (round-lot)
vi =	financial value generated by the trades carried out with share "i" on BOVESPA cash market (round-lot)
V =	total financial value of BOVESPA cash market (round-lot)

        Note: In the calculation of the negotiability index, cross trades are not considered.

        Once selected for Ibovespa, a stock will only be excluded when it no longer meets at least two of the inclusion criteria. In addition, companies that are under protection from creditors, file for bankruptcy, are subject to a long trading suspension or in other special situations will not be included in computation of Ibovespa.

        In case of suspension of a component share, Ibovespa will use the price of the last trade registered on BOVESPA until the resumption of trading. If trading is not permitted for a period of 50 days, as of the date of suspension, or if it is unlikely that trading will be resumed, or in case of rebalancing of the portfolio, the underlying stock will be excluded from the portfolio. In such a case, BOVESPA will make necessary adjustments to ensure the continuity of Ibovespa.

Calculation of Ibovespa

        Ibovespa is calculated as the sum of the weights of the underlying stock theoretical quantity multiplied by its last price. The value is given by the following formula:

where:
Ibovespa t = Ibovespa at moment "t"
n =	total number of stocks that compose the theoretical portfolio
P =	last price of stock "i" at moment "t"
Q =	theoretical quantity of stock "i" in the portfolio at moment "t"

        To ensure the representativity of Ibovespa over time, its portfolio is recalculated at the end of every four months. At the rebalancings, the changes in the relative participation of each stock in Ibovespa are identified, as well as their maintenance or exclusion, and possible inclusions of new underlying stocks are defined.

        The theoretical portfolio will be valid for four months, for the periods of January to April, May to August and September to December. BOVESPA performs rebalancing every four months using the following procedure:

  •
  BOVESPA calculates the negotiability index for each traded stock during the last 12 months. These indices are ranked in decreasing order, and a column shows the accumulated sum of the indexes from the highest to the lowest one. Then the participation of each individual negotiability index is calculated in relation to the total sum, and the stocks whose accumulated participation reaches 80% are listed.

  •
  The listed stocks will compose the theoretical portfolio so long as they have a trading value participation higher than 0.1% of the total and a trading session presence of more than 70%. A stock which does not meet these criteria will be substituted by the following stocks in the list that meet those parameters.

  •
  The next step is to identify, between the stocks that belong to the current portfolio, if any of them will be excluded.

  •
  The negotiability index of the chosen stocks are listed again, and the participation percentage of each stock in relation to the total sum of all negotiability indexes is calculated.

  •
  The adjusted participation of each stock multiplied by the index value of the last day of the previous four month period will determine the initial "weight" (number of index points) of each stock.

  •
  Each stock's theoretical quantity, resulting from the division of its share in the index composition (weight) by its closing price of the last day of the previous four month period, will remain constant for the four months of the new portfolio, and will only be modified in the case of a benefit distribution (dividends, stock bonuses, subscriptions, etc.) by the issuing company.

        BOVESPA regularly discloses three previews of the new composition: 30 days before, 15 days before and one day before the new portfolio for the next four-month period. In special situations, however, BOVESPA may make earlier preview disclosure and/or increase the number of such disclosures in order to calm the market.

        BOVESPA will adjust Ibovespa for all benefits distributed by the issuing companies of the shares included in the portfolio. The adjustment is made considering that the investor sold the stocks at the closing price of the last trading day prior to the benefit distribution and used the resources to buy the same shares without the benefit (i.e., at the "ex-theoretical" price).

Formula for adjustments in the theoretical quantity (in the case of benefit distribution)

where:
Qn =	adjusted share quantity
Qo =	previous share quantity
Pc =	last price before the benefit distribution
Pex =	ex-theoretical price, calculated based on Pc

General formula for calculation of the "ex-theoretical" price

Pex =	Pc+(S*Z) - D - J - Vet 1+B+S
where:
Pex =	ex-theoretical price
Pc =	last price before the benefit distribution
S =	percentage of subscription, in index number
Z =	issuing value of the share to be subscribed, in Brazilian currency
D =	dividends received per share, in Brazilian currency
J =	interest on capital, in Brazilian currency
Vet =	theoretical economic value per share, resulting from benefits distributed in another share type/asset
B =	percentage of bonus (or split), in index number

  Note: The Vet is calculated considering the financial amount obtained from the sale of shares of another type and/or other assets (debentures, shares of another company, etc.) received. For example, suppose that company A is distributing to its shareholders, free of charge, one share of company B for every two shares held of company A, and that the shares of company B are evaluated at $5.00/share. In this case, the Vet will be equal to $2.50.

Spin-off Adjustments

        The announcement of the issuing company's decision to make a spin-off does not alter its situation in the theoretical portfolio. Once the spin-off has been made and while awaiting the resulting companies to be operational and registered, these companies will be considered as a trading unit and will remain in the index portfolio. The index theoretical portfolio will include the companies resulting from the spin-off. The participation presented by the original company in the theoretical portfolio will be distributed among the resulting companies. For each company included in Ibovespa, the share quantity and the theoretical price will be determined according to the spin-off ratio provided by the company.

        At the time of the next four-month Ibovespa review, BOVESPA will employ the following procedures for the selection of the companies/shares that cumulatively meet the criteria for inclusion:

  •
  the companies resulting from the spin-off will be treated as a trading unit and their negotiability data will be considered in conjunction with those of the spun-off company;

  •
  the individual participation of each new stock in the portfolio will be defined at BOVESPA's discretion and based on the elapsed period, in function of the effective negotiability of each stock or in function of the price level of each asset;

  •
  until an entire rebalancing period of the trading of the individual companies is complete (minimum of four months, maximum of seven months), BOVESPA will maintain in the index portfolio the stocks with the same theoretical quantity;

  •
  at the recompositions made after this minimum period, BOVESPA will continue to use on the analysis of the last 12 months the data as described above, but the participation of each company in Ibovespa will be defined in function of its individual performance considering the available period of individual trading; and

  •
  when 12 months have passed following the spin-off, BOVESPA will exclude those stocks that fail to present a suitable trading profile, based on their presence on the trading session, number of trades and financial value.

Public Offering Adjustments

        Whenever a company launches a public offering that results in the acquisition of a significant proportion of the outstanding shares, BOVESPA may adopt one of the following procedures:

  •
  removal from Ibovespa of the percentage of outstanding shares bought by the company and distribution of the relative participation of this percentage proportionally to the other component stocks; or

  •
  removal of the stock from Ibovespa and distribution of its relative participation in the portfolio proportionally to the other component stocks (the same procedure adopted for companies that enter a regime of preventive composition with creditors, bankruptcy or are no longer listed on the stock exchange).

Merger Adjustments

        When the company with shares included in Ibovespa survives in a merger with a company whose shares also belong to Ibovespa, the shares of the surviving company remain in Ibovespa, and its theoretical quantity is adjusted in function of the exchange ratio between the stocks of the surviving and of the merged companies.

        When the company with shares included in Ibovespa survives in a merger with a company whose shares do not belong to Ibovespa, the shares of the survivor remain in Ibovespa with the same theoretical quantity.

        When the company with shares included in Ibovespa does not survive in a merger with a company whose shares are not included in Ibovespa, BOVESPA will make a case-by-case determination and may, at its sole discretion:

  •
  exclude the stock from Ibovespa, redistributing its participation to the other stocks of the portfolio; or

  •
  substitute the stock of the surviving company for shares of the non-surviving company, making the necessary adjustments in the theoretical quantity in function of the exchange ratio between the stocks.

        In any situation, on the occasion of the four-month reevaluations, the negotiability data of the non-surviving company will be added to those of the surviving company.

License Agreement with BOVESPA

        IBOVESPA is a trademark owned by the São Paulo Stock Exchange (BOVESPA) and has been licensed for use by Credit Suisse for this issuance. The product is not issued, sponsored, endorsed, sold or promoted by BOVESPA, and BOVESPA does not make any warranties or bear any liability with respect to the securities. BOVESPA reserves the right to change any of IBOVESPA's characteristics if judged necessary in its sole discretion.

Historical performance of the reference indices

        The following table sets forth the published high and low closing levels of each reference index during each calendar quarter from January 1, 2001 through February 22, 2006. The closing level of the FTSE/Xinhua China 25 Index, the RTX Russian Traded Index and the Bovespa Brazil Index (including an adjustment for the Brazilian real/U.S. dollar exchange rate as described in "The Reference Indices" above) on February 22, 2006, was 11056.43, 2214.8 and 17808.9, respectively. We obtained the index levels and other information below from Bloomberg Financial Markets, without independent verification. You should not take the historical levels of the reference indices as an indication of future performance of the reference indices or the securities. We cannot give you any assurance that the levels of any of the reference indices will increase over the term of the securities.

FTSE/Xinhua China 25 Index	Low	High		Low	High
2001			2004
First Quarter	4740.21	5005.53	First Quarter	7879.50	8845.71
Second Quarter	4664.77	6335.13	Second Quarter	6222.20	8614.24
Third Quarter	3856.63	5959.53	Third Quarter	6950.06	8040.70
Fourth Quarter	4131.70	4756.59	Fourth Quarter	7594.53	8512.93
2002			2005
First Quarter	4391.50	5001.89	First Quarter	7827.26	8767.79
Second Quarter	4816.63	5169.69	Second Quarter	7889.44	8529.93
Third Quarter	4328.78	5083.68	Third Quarter	8363.14	9736.78
Fourth Quarter	4081.49	4528.84	Fourth Quarter	8272.52	9430.76
2003			2006
First Quarter	4309.18	4707.99	First Quarter
Second Quarter	4234.37	5260.29	(through February 22, 2006)	9346.46	11056.43
Third Quarter	5170.81	6279.46
Fourth Quarter	6193.19	8324.97
RTX Russian Traded Index	Low	High		Low	High
2001			2004
First Quarter	267.94	386.63	First Quarter	1048.60	1329.22
Second Quarter	314.20	451.32	Second Quarter	905.34	1392.94
Third Quarter	315.87	416.89	Third Quarter	858.49	1092.53
Fourth Quarter	307.44	465.90	Fourth Quarter	877.67	1226.64
2002			2005
First Quarter	485.82	595.71	First Quarter	942.18	1139.09
Second Quarter	572.04	726.18	Second Quarter	977.66	1116.85
Third Quarter	520.62	664.68	Third Quarter	1099.51	1537.62
Fourth Quarter	553.49	603.84	Fourth Quarter	1320.46	1625.94
2003			2006
First Quarter	555.99	656.53	First Quarter
Second Quarter	589.00	870.90	(through February 22, 2006)	1711.85	2214.80
Third Quarter	735.29	975.70
Fourth Quarter	860.73	1134.38

Bovespa Brazil Index	Low	High		Low	High
2001			2004
First Quarter	6568.90	9106.40	First Quarter	7100.82	8607.20
Second Quarter	5837.10	7025.80	Second Quarter	5634.22	8027.98
Third Quarter	3670.50	6261.60	Third Quarter	6854.84	8132.82
Fourth Quarter	3628.00	5926.30	Fourth Quarter	7844.58	9870.48
2002			2005
First Quarter	5103.00	6221.80	First Quarter	8674.40	11065.15
Second Quarter	3725.90	5982.80	Second Quarter	9495.07	11009.10
Third Quarter	2214.00	3896.90	Third Quarter	10089.45	14217.97
Fourth Quarter	2160.80	3352.40	Fourth Quarter	12633.87	15240.80
2003			2006
First Quarter	2756.10	3719.70	First Quarter
Second Quarter	3475.40	4887.50	(through February 22, 2006)	14342.64	18197.74
Third Quarter	4209.70	5829.80
Fourth Quarter	5710.90	7697.45

Historical basket levels

        The following table sets forth the hypothetical historical performance of the basket from January 1, 2001 through February 22, 2006, assuming that the basket was weighted and calculated in the same manner as described in this pricing supplement, using as the initial basket level of 1.0 the closing levels of the reference indices on February 22, 2006. We obtained the closing levels of the reference indices from Bloomberg Financial Markets. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

        The hypothetical and calculated historical levels of the basket should not be taken as an indication of future performance, and no assurance can be given as to the final basket level. We cannot give you assurance that the performance of the basket will allow you to receive more than the principal amount of your initial investment.

	Low	High	Close		Low	High	Close
2001				2004
First Quarter	0.3241	0.3436	0.3293	First Quarter	0.5454	0.5969	0.5941
Second Quarter	0.3151	0.3821	0.3653	Second Quarter	0.4638	0.6208	0.5071
Third Quarter	0.2470	0.3636	0.2575	Third Quarter	0.4862	0.5598	0.5598
Fourth Quarter	0.2515	0.3251	0.3251	Fourth Quarter	0.5468	0.5937	0.5890
2002				2005
First Quarter	0.3159	0.3572	0.3484	First Quarter	0.5501	0.6424	0.5926
Second Quarter	0.3095	0.3673	0.3194	Second Quarter	0.5779	0.6237	0.6232
Third Quarter	0.2621	0.3281	0.2621	Third Quarter	0.6195	0.7833	0.7833
Fourth Quarter	0.2560	0.2927	0.2856	Fourth Quarter	0.6989	0.8010	0.7900
2003				2006
First Quarter	0.2819	0.3073	0.2924	First Quarter
Second Quarter	0.2940	0.3841	0.3778	(through February 22,
Third Quarter	0.3735	0.4386	0.4386	2006)	0.8460	1.0000	1.0000
Fourth Quarter	0.4541	0.5529	0.5529

SUPPLEMENTAL INFORMATION REGARDING U.S. FEDERAL INCOME TAX CONSIDERATIONS

        Under the Contingent Debt Regulations, as defined in the attached product supplement, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the securities. We have determined the comparable yield of the securities based on the rate, as of the initial issue date, at which we would issue a fixed rate debt instrument with no contingent payments but with terms and conditions similar to the securities. Accordingly, we have determined that the comparable yield is an annual rate of 5.085%, compounded semi-annually.

        We are required to furnish to you the comparable yield and, solely for tax purposes, a projected payment schedule that estimates the amount and timing of contingent interest payments (generally the redemption amount in excess of par paid upon the maturity date). For purposes of this determination—and only for purposes of this determination, which is required for federal income tax purposes—we have assumed that the securities will be held until the maturity date. Accordingly, the projected payment schedule attached as Exhibit A indicates that you will receive no interest until the maturity date, at which time the projected payment amount includes $3,670,820 of interest. For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your original issue discount accruals (and the adjustments thereto described below) in respect of the securities, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the Internal Revenue Service.

        The comparable yield and the projected payment schedule are provided solely for the U.S. federal income tax treatment of the securities and do not constitute a projection or representation regarding the actual amount of the payments on a security.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY US FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

UNDERWRITING

        Under the terms and subject to the conditions contained in a distribution agreement dated June 25, 2004, as supplemented by a terms agreement dated February 21, 2006, which we refer to collectively as the distribution agreement, we have agreed to sell $14,158,000 principal amount of securities to Credit Suisse Securities (USA) LLC.

        The distribution agreement provides that Credit Suisse Securities (USA) LLC is obligated to purchase all of the securities if any are purchased.

        Credit Suisse Securities (USA) LLC proposes to offer the securities at the offering price and will receive the underwriting discounts and commissions set forth on the cover page of this pricing supplement. Credit Suisse Securities (USA) LLC may allow the same discount on the principal amount per security on sales of such securities to other brokers/dealers. If all of the securities are not sold at the initial offering price, Credit Suisse Securities (USA) LLC may change the public offering price and other selling terms.

        We estimate that our out-of-pocket expenses for this offering will be approximately $2,000.

        Please refer to "Underwriting" on page PS-22 of the accompanying product supplement.

INCORPORATION BY REFERENCE

        We file annual, quarterly and current reports and other information with the SEC. For information on the documents we incorporate by reference in this pricing supplement and the accompanying product supplement and prospectus, we refer you to "Where You Can Find More Information" on page 3 of the accompanying prospectus.

        In addition to the documents listed in the accompanying prospectus, we incorporate by reference in this pricing supplement and the accompanying product supplement and prospectus the following documents and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this pricing supplement until the offering of the securities is completed:

  •
  Our Annual Report of Form 10-K for the year ended December 31, 2004, filed on March 17, 2005;

  •
  Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2005, filed on May 11, 2005, June 30, 2005, filed on August 9, 2005, September 30, 2005, filed on November 8, 2005; and

  •
  Our Current Reports on Form 8-K filed on February 18, 2005, April 20, 2005, May 4, 2005, May 24, 2005, June 29, 2005, August 3, 2005, August 12, 2005, November 2, 2005, January 17, 2006, February 13, 2006, and February 22, 2006.

PRODUCT SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 21, 2006

         Credit Suisse (USA), Inc.

ProNotes®
Linked to the Value of a Global Basket of Indices

        This product supplement should be read in conjunction with the pricing supplement relating to a particular issue of securities. To the extent the terms of any such pricing supplement are inconsistent with the terms of this product supplement, the pricing supplement will prevail.

        The maturity date of each security will be specified in the relevant pricing supplement, subject to postponement if a market disruption event occurs on the final valuation date.

        We will not pay interest on the securities.

        You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities that you hold multiplied by the sum of 1 plus the basket return, calculated as set forth below. If the final basket level is greater than the initial basket level, the basket return will equal the percentage increase of the basket. If the final basket level is equal to or less than the initial basket level, the basket return will equal zero, and you will receive only an amount equal to the principal amount of your securities at maturity.

        The initial basket level equals 1.0. The final basket level will equal the basket level on the valuation date, or, if multiple valuation dates are specified in the relevant pricing supplement, the arithmetic average of the basket levels on the valuation dates, subject to any maximum levels set forth in the relevant pricing supplement. The "basket level" on the valuation date or dates, as the case by be, will be calculated by adding the product, for each reference index, of (i) the weighting of that reference index in the basket and (ii) the final level of that reference index divided by the initial level of that reference index, as may be adjusted in accordance with the relevant pricing supplement. The "initial level" for each reference index will equal the closing level of such reference index on the index business day immediately following the date the securities are priced for initial sale, as may be adjusted in accordance with the relevant pricing supplement and, as more fully described herein. The "final level" for each reference index will equal the closing level of such reference index on a valuation date, as may be adjusted in accordance with the relevant pricing supplement.

        Please refer to "Risk Factors" beginning on page PS-5 for risks related to an investment in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this product supplement is February 27, 2006

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this product supplement and the accompanying prospectus and the offering of the securities in some jurisdictions may be restricted by law. If you possess this product supplement and the accompanying prospectus, you should find out about and observe these restrictions. This product supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of this product supplement.

        In this product supplement and accompanying prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse (USA), Inc. and its consolidated subsidiaries, and references to "dollars" and "$" are to United States dollars.

SUMMARY

        The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should, in particular, review the "Risk Factors" section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus. The pricing supplement for each offering of securities will contain the specific information and terms of that offering. If any information in the relevant pricing supplement is inconsistent with this product supplement or the accompanying prospectus, you should rely on the information in the relevant pricing supplement. The relevant pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus as well as the relevant pricing supplement in making your investment decision.

What are the ProNotes?

        The ProNotes, or the securities, are debt securities issued by us, the return on which is linked to the performance of a basket of indices as set forth in the relevant pricing supplement, referred to as the reference indices. You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities that you hold multiplied by the sum of 1 plus the basket return, calculated as set forth below. If the value of the basket increases, the basket return will equal the percentage increase in the value of the basket, subject to any maximum levels set forth in the relevant pricing supplement. If the value of the basket decreases or remains the same, the basket return will equal zero, and you will receive only your principal amount at maturity.

        The basket will be comprised of the reference indices, with each reference index having the respective weighting set forth in the relevant pricing supplement.

        For a description of how the redemption amount at maturity will be calculated, please refer to "How is the redemption amount calculated?" and "Description of the Securities—Redemption amount."

Are there risks involved in investing in the securities?

        An investment in the securities involves risks. Please see the "Risk Factors" section beginning on page PS-5.

Will I receive interest on the securities?

        You will not receive any interest payments on the securities for the entire term of the securities.

Will I receive any dividend payments on, or have shareholder rights in, the stocks comprising the reference indices?

        As a holder of the securities, you will not receive any dividend payments or other distributions on the stocks underlying the reference indices or have voting or any other rights of a holder of the stocks underlying the reference indices.

Will there be an active trading market in the securities?

        The securities will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the securities. Credit Suisse Securities (USA) LLC currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time.

        If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

What are the U.S. federal income tax considerations for making an investment in the securities?

        Please refer to "Certain United States Federal Income Tax Considerations" for a discussion of certain U.S. federal income tax considerations for making an investment in the securities.

How is the redemption amount calculated?

        We will redeem the securities at maturity for a redemption amount in cash that will equal the principal amount of the securities multiplied by the sum of 1 plus the basket return. The basket return will be based on the difference between the final basket level and the initial basket level. How the basket return will be calculated depends on whether the final basket level is greater than or less than or equal to the initial basket level:

  •
  If the final basket level is greater than the initial basket level, then the basket return will equal:

final basket level - initial basket level initial basket level

    Thus, if the final basket level is greater than the initial basket level, the basket return will be a positive number, and you will receive more than the principal amount of your securities at redemption.

  •
  If the final basket level is less than or equal to the initial basket level, then the basket return will equal zero, and the redemption amount will equal the principal amount of the securities.

The following terms used in this product supplement have the following definitions:

        The "basket level" on any valuation date will be determined as set forth in the relevant pricing supplement.

        The "initial basket level" equals 1.0.

        The "final basket level" will equal the the basket level on the valuation date, or, if multiple valuation dates are specified, the arithmetic average of the basket levels on the valuation dates, subject to any maximum levels set forth in the relevant pricing supplement.

        The "valuation dates" will be the date, or dates, as the case may be, set forth in the relevant pricing supplement, subject to postponement as described under "Description of the Securities-Market disruption events."

How has each of the reference indices and the hypothetical basket performed historically?

        The historical values of each of the reference indices and the hypothetical basket are provided in the section "The Reference Indices—Historical performance of the reference indices" in the relevant pricing supplement. Past performance is not necessarily indicative of how the reference indices or the hypothetical basket will perform in the future.

RISK FACTORS

        A purchase of the securities involves risks. This section describes significant risks relating to the securities. We urge you to read the following information about these risks, together with the other information in the relevant pricing supplement, this product supplement and the accompanying prospectus before investing in the securities.

Your return on the securities may be subject to a cap on any increase in the value of one or more of the reference indices

        If the final level of one or more of the reference indices is more than any applicable maximum increase of the initial index level specified in the relevant pricing supplement, you will not participate in any increase above such maximum. Thus, in these circumstances, your return may be limited to a maximum increase of the principal amount you invested in the securities.

Your return on the securities will reach the cap amount only if each reference index reaches its maximum increase amount

        The return on the securities may, if specified in the relevant pricing supplement, be capped. This cap on the return is the result of a maximum increase amount for each reference index that is included in the calculation of the basket return, if specified in the revelant pricing supplement. Any increase in a reference index beyond such maximum increase amount will not be factored into the calculation of the basket return. Therefore, in order to reach the cap, if any, the final level for each reference index in the basket must be equal to or greater than the applicable maximum increase. Thus, if any of the reference indices have final levels below the applicable maximum increase, your return will be less than the maximum possible return on the securities.

Investing in a security linked to indices based on emerging market stocks bears potential risks

        You should be aware that investments in securities linked to indices of emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in those emerging markets; the inflationary environment in those emerging markets; regulation by the national, provincial, and local governments of those emerging markets, including the imposition of taxes; less liquidity and smaller market capitalizations than exist in the case of many large United States companies; different accounting and disclosure standards; and political uncertainties set forth below. The securities of emerging markets companies may be more volatile than United States companies and may be affected by market developments in different ways than United States companies. Direct or indirect government interventions to stabilize those emerging markets securities markets and cross-shareholdings in emerging markets companies on those markets also may affect prices and volume of trading of the securities of those companies. Economic, social, political, financial and military factors could negatively affect the value of emerging markets companies. These factors could include changes in those emerging markets governments' economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to those emerging markets companies or investments in those emerging markets equity securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, those emerging markets economies may differ favorably or unfavorably from the United States economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The securities do not pay interest

        We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the redemption amount at maturity is based on the appreciation or depreciation of the basket. If the final basket level is less than or equal to the initial basket level, you will receive only the principal amount of your securities at maturity. The return of only the principal amount at maturity may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The securities may not pay more than the principal amount at maturity

        If the final basket level is less than or equal to the initial basket level, you will receive only the principal amount of your securities at maturity.

An investment in the securities is not the same as an investment in the stocks underlying the reference indices or a security directly linked to the reference indices

        Except to the extent described in the applicable pricing supplement with respect to one or more particular indices, the payment of dividends on the stocks which comprise, or underlie, the reference indices generally has no effect on the calculation of the index level for the reference indices. Therefore, the return on your investment based on the percentage change in the reference indices is not the same as the total return based on the purchase of those underlying stocks. As an investor in the securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the reference indices.

The formula for determining the redemption amount does not take into account changes in the level of the basket prior to the valuation date or dates, as the case may be

        Changes in the level of the basket during the term of the securities before the date or dates, as the case may be, on which the final basket level is calculated will not be reflected in the calculation of the redemption amount payable at maturity. The calculation agent will calculate the redemption amount by comparing only the initial and final level of the basket. No other basket levels will be taken into account. As a result, you may receive only your principal amount at maturity even if the basket has risen at certain times during the term of the securities before falling to a level equal to or below the initial basket level on the valuation date or dates, as the case may be.

There may be little or no secondary market for the securities

        The securities will not be listed on any securities exchange. We cannot assure you that a secondary market for the securities will develop. Credit Suisse Securities (USA) LLC currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

You have no recourse to the index sponsors or to the issuers of the stocks comprising the reference indices

        You will have no rights against the sponsors of the reference indices (the "index sponsors") or against any issuer of a stock comprising the reference indices. The securities are not sponsored, endorsed, sold or promoted by any index sponsor or any such issuer. No index sponsor or any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. No index sponsor or any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the securities in particular, or the ability of the reference indices to track general stock performance. The index sponsors' only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of the indices, which are determined, composed and calculated by the index sponsors without regard to us or the securities. The index sponsors have no obligation to take our needs or your needs into consideration in determining, composing or calculating the reference indices. No index sponsor or any issuer of a stock comprising the reference indices is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which the redemption amount of the securities is to be determined. No index sponsor or any such issuer has any liability in connection with the administration, marketing or trading of the securities.

The U.S. federal income tax consequences of the securities are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the securities. We cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain United States Federal Income Tax Considerations" in this product supplement.

The market price of the securities may be influenced by many unpredictable factors

        Many factors, most of which are beyond our control, will influence the value of the securities and the price at which Credit Suisse Securities (USA) LLC may be willing to purchase or sell the securities in the secondary market, including:

  •
  The current level of the reference indices.

  •
  Interest and yield rates in the market.

  •
  The volatility of the reference indices.

  •
  Economic, financial, political and regulatory or judicial events that affect the securities underlying the reference indices or stock markets generally and that may affect the level of the reference indices.

  •
  The time remaining to the maturity of the securities.

  •
  The dividend rate on the stocks underlying the reference indices.

  •
  Credit Suisse's creditworthiness.

        Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The inclusion of commissions and projected profit from hedging in the original issue price of the securities is likely to adversely affect secondary market prices

        Assuming no change in market conditions or any other relevant factors, the price, if any, at which Credit Suisse Securities (USA) LLC may be willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Credit Suisse Securities (USA) LLC, as a result of dealer discounts, mark-ups or other transaction costs.

Historical performance of the reference indices is not indicative of future performance

        The future performance of the reference indices cannot be predicted based on their historical performance. We cannot guarantee that the level of the reference indices, and therefore the level of the basket, will increase or that you will receive at maturity an amount greater than the principal amount of your securities.

Adjustments to the reference indices could adversely affect the securities

        The index sponsors are responsible for calculating and maintaining the reference indices. The index sponsors can add, delete or substitute the stocks underlying the reference indices or make other methodological changes that could change the value of the reference indices at any time. The index sponsors may discontinue or suspend calculation or dissemination of the reference indices.

        If one or more of these events occurs, the calculation of the redemption amount at maturity will be adjusted to reflect such event or events. Please refer to "Description of the Securities—Adjustments to the calculation of the reference indices." Consequently, any of these actions could adversely affect the redemption amount at maturity and/or the market value of the securities.

Changes in the value of one or more of the reference indices may offset each other

        Price movements in the reference indices may not correlate with each other. At a time when the level of one or more of the reference indices increases, the level of one or more of the other reference indices may not increase as much or may even decline. In addition, because the final index level for each reference index may not exceed the maximum level, if any, specified for such reference index in the relevant pricing supplement, increases in the value of any reference index level greater than the maximum for such index will not be reflected in the calculation of the final basket level.

        Therefore, in calculating the basket level as of any valuation date, increases in the level of one or more of the reference indices may be moderated, or wholly offset, by declines in the level of one or more of the other reference indices. You can review the historical levels of each of the reference indices in the relevant pricing supplement under "The Reference Indices." However, you cannot predict the future performance of any of the reference indices or of the basket as a whole, or whether increases in the levels of any of the reference indices will be offset by decreases in the levels of other reference indices, based on their historical performance.

The return on the securities is subject to foreign currency exchange risk

        The return on the securities will be based upon the difference between the final basket level and the initial basket level. If specified in the relevant pricing supplement, a reference index may be calculated in part by taking into consideration exchange rates between one or more currencies in which the stocks underlying the reference index are traded in their local markets, on one hand, and U.S. dollars or another specified currency on the other hand. In addition, if specified in the relevant pricing supplement, the final index level for a particular reference index or the final basket level may be calculated or adjusted by reference to such currency exchange rates. In such a case, fluctuations in such currency exchange rates between the rate in effect on the date the securities are priced and the valuation date or dates may moderate or wholly offset any increase in the prices of the stocks underlying a reference index. As a result, the return on the basket—and thus on the securities—may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of the securities at maturity.

        Foreign currency exchange rates vary over time, and may vary considerably during the term of the securities. Changes in the foreign currency exchange rates result from the interaction of many factors directly or indirectly affecting economic and political conditions in other relevant countries and the United States, including economic and political developments in other countries. Of particular importance are:

  •
  rates of inflation;

  •
  interest rate levels;

  •
  the balances of payments among countries;

  •
  the extent of governmental surpluses or deficits in such countries and the United States; and

  •
  other economic, financial, regulatory, military and political factors.

        All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of such countries and the United States and other countries important to international trade and finance.

There may be potential conflicts of interest

        We, Credit Suisse Securities (USA) LLC, and/or any other affiliate may from time to time buy or sell stocks underlying the reference indices or derivative instruments related to the reference indices for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of such stocks or the value of the reference indices, and thus affect the market price of the securities.

        In addition, because Credit Suisse International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

        Finally, we and our affiliates may, now or in the future, engage in business with the issuers of the stocks underlying the reference indices, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates may have also published and may in the future publish research reports regarding some or all of the issuers of the stocks comprising the reference indices. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the stocks comprising the reference indices and/or the level of the reference indices and, consequently, the market price and redemption amount payable at maturity of the securities.

        The original issue price of the securities includes commissions paid to Credit Suisse Securities (USA) LLC and certain costs of hedging our obligations under the securities. The subsidiaries through which we hedge our obligations under the securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

A market disruption event may postpone the calculation of the final basket level or the maturity date

        If the calculation agent determines that a market disruption event, as defined below, exists in respect of a reference index on a valuation date, then the valuation date for that reference index will be postponed to the first succeeding index business day, as defined below, on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of the final valuation date the calculation agent determines that a market disruption event in respect of such reference index exists on each of the five index business days immediately following the scheduled final valuation date. In that case, the fifth index business day following the scheduled final valuation date will be deemed to be the final valuation date of such reference index, notwithstanding the existence of a market disruption event in respect of such reference index, and the calculation agent will determine the index level for such final valuation date on that fifth succeeding index business day. The valuation date for each reference index not affected by a market disruption event will be the scheduled valuation date.

        In the event that a market disruption event exists in respect of a reference index on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the day as of which the final level for each of the reference indices has been calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement. Please refer to "Description of the Securities—Maturity date" and "—Market disruption events."

CREDIT SUISSE (USA), INC.

        We are a leading integrated investment bank serving institutional, corporate, government and high-net-worth clients. We provide our clients with a broad range of products and services that include securities underwriting, sales and trading, financial advisory services, alternative investments, full-service brokerage services, derivatives and risk management products, asset management and investment research. We are the product of a business combination. On November 3, 2000, Credit Suisse Group, or CSG, acquired Donaldson, Lufkin & Jenrette, Inc., or DLJ. CSG is a global financial services company providing a comprehensive range of banking, investment banking, asset management and insurance products and services. Credit Suisse Securities (USA) LLC, CSG's principal U.S. registered broker-dealer subsidiary (formerly known as Credit Suisse First Boston Corporation and Credit Suisse First Boston LLC), became a subsidiary of DLJ, and DLJ changed its name to Credit Suisse First Boston (USA), Inc., which was subsequently renamed Credit Suisse (USA), Inc. We are now part of the Credit Suisse division of CSG.

        For further information about our company, we refer you to the accompanying prospectus and the documents referred to under "Incorporation by Reference" on page PS-23 of this product supplement and "Where You Can Find More Information" on page 3 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the relevant pricing supplement, we intend to use the net proceeds from each offering for our general corporate purposes, which may include the rationalization of our debt capital structure. We may also use some or all of the net proceeds from any offering of the securities to hedge our obligations under the securities.

        One or more of our affiliates before and following the issuance of any securities may acquire or dispose of the stocks underlying the reference indices or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the reference indices to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the level of the reference indices. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the reference indices, there can be no assurance that the level will not be affected.

        From time to time after issuance and prior to the maturity of any securities, depending on market conditions (including the level of the reference indices), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the reference indices. In addition, we or one or more of our affiliates may take positions in other types of financial instruments that may become available in the future. To the extent that we or such affiliates have a hedge position in the reference indices, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular securities exchange or market.

        The original issue price of the securities will include the commissions paid to Credit Suisse Securities (USA) LLC with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE SECURITIES

        This description of the terms of the securities adds information to the descriptions of the general terms and provisions of our debt securities in the accompanying prospectus. If this description differs in any way from the description in the accompanying prospectus, you should rely on this description. The pricing supplement for each offering of securities will contain the specific information and terms for that offering. If any information in the relevant pricing supplement is inconsistent with this product supplement or the accompanying prospectus, you should rely on the information in the relevant pricing supplement. The relevant pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus as well as the relevant pricing supplement in making your investment decision.

General

        We will issue the securities under an indenture, dated as of June 1, 2001, between us and JPMorgan Chase Bank, as trustee. The indenture is more fully described under "Description of Debt Securities" on page 6 of the accompanying prospectus.

        The securities will be issued in one or more fully registered global securities in denominations of $10,000 and integral multiples of $1,000 greater than $10,000. The securities will not be entitled to the benefit of any mandatory sinking fund.

        The securities will be our unsecured obligations and will rank prior to all of our subordinated indebtedness and on an equal basis with all of our other senior unsecured indebtedness.

        You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities that you hold multiplied by the sum of 1 plus the basket return, calculated as set forth below. If the final basket level is greater than the initial basket level, calculated as described in the relevant pricing supplement (including, where applicable, a cap on the final basket level and/or the increase in one or more reference indices), the basket return will equal the percentage increase in the value of the basket. If the value of the basket decreases or remains the same, the basket return will equal zero, and you will receive only an amount equal to the principal amount of your securities at maturity.

        The basket will be comprised of the reference indices, with each index having the respective weighting set forth in the relevant pricing supplement.

        The securities will not be listed on any securities exchange.

Interest

        We will not pay you interest during the term of the securities.

Redemption; defeasance

        The securities are not subject to redemption prior to maturity at our option or the option of any holder and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Maturity date

        The maturity date of each security will be specified in the relevant pricing supplement; however, if a market disruption event exists in respect of any of the reference indices on the final valuation date, as determined by the calculation agent, the maturity date will be postponed until the fifth business day following the day as of which the final basket level has been calculated. Please refer to "—Market disruption events" below. No interest or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

        Unless previously purchased by us and cancelled, each security will be redeemed on the maturity date at the cash redemption amount described below.

Redemption amount

        We will redeem the securities at maturity for a redemption amount in cash that will equal the principal amount of the securities multiplied by the sum of 1 plus the basket return. The basket return is based on the difference between the final basket level and the initial basket level. How the basket return will be calculated depends on whether the final basket level is greater than or less than or equal to the initial basket level:

  •
  If the final basket level is greater than the initial basket level, then the basket return will equal:

final basket level - initial basket level initial basket level

        , subject to, if specified in the relevant pricing supplement, a final basket level cap.

                                Thus, if the final basket level is greater than the initial basket level, the basket return will be a positive number and you will receive more than the principal amount of your securities at maturity.

  •
  If the final basket level is less than or equal to the initial basket level, then the basket return will equal zero and the redemption amount will equal the principal amount of the securities.

The following terms used in this product supplement have the following definitions:

        The "basket level" on any valuation date will be determined as set forth in the relevant pricing supplement.

        The "initial basket level" equals 1.0.

        The "final index level" for each reference index will equal the closing level of such reference index on the valuation date or, if multiple valuation dates are specified in the relevant pricing supplement, the arithmetic average of the index levels on the valuation dates, subject to any maximum levels set forth in the relevant pricing supplement and/or for currency exchange fluctuations.

        The "final basket level" will equal the basket level on the valuation date, or, if multiple valuation dates are specified in the relevant pricing supplement, the arithmetic average of the basket levels on the valuation dates, subject to any maximum levels set forth in the relevant pricing supplement.

        The "valuation date" or "valuation dates" will be the date or dates set forth in the relevant pricing supplement, subject to postponement as described below under "—Market disruption events.

        The "initial level" for each reference index will equal the closing level of such reference index on the index business day immediately following the date the securities are priced for initial sale.

        The "closing level" for any reference index will be, on any relevant index business day, the level of that reference index determined by the calculation agent as of the "valuation time" for that reference index, which is the time as of which the index sponsor for that reference index calculates the closing level of that reference index on such index business day, as such level is calculated and published by such index sponsor, subject to the provisions described under "—Adjustments to the calculation of the reference indices" below.

        A "business day" is any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

        An "index business day" with respect to any reference index is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the applicable exchanges and related exchanges (each as defined below), other than a day on which one or more of the applicable exchanges or related exchanges is scheduled to close prior to its regular weekday closing time. "Exchange," with respect to any reference index means the principal exchange on which any stock underlying that reference index is traded. "Related exchange" means any exchange on which futures or options contracts relating to that reference index are traded.

        A "market disruption event" is, in respect of any reference index, the occurrence or existence on any index business day for that reference index during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:

        (a)   the exchanges in securities that comprise 20% or more of the level of the relevant reference index based on a comparison of (1) the portion of the level of the reference index attributable to each security in which trading is, in the determination of the calculation agent, materially suspended or materially limited relative to (2) the overall level of the reference index, in the case of (1) or (2) immediately before that suspension or limitation;

        (b)   a related exchange in options contracts on the relevant reference index; or

        (c)   a related exchange in futures contracts on the relevant reference index;

in the case of (a), (b) or (c) if, in the determination of the calculation agent, such suspension or limitation is material.

Market disruption events

        If the calculation agent determines that a market disruption event exists in respect of a reference index on a valuation date, then that valuation date for such reference index will be postponed to the first succeeding index business day for that reference index on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of the final valuation date the calculation agent determines that a market disruption event exists in respect of such reference index on each of the five index business days immediately following the scheduled final valuation date. In that case, (a) the fifth succeeding index business day following the scheduled final valuation date will be deemed to be the final valuation date for such reference index, notwithstanding the market disruption event in respect of such reference index, and (b) the calculation agent will determine the index level for that reference index on that deemed final valuation date in accordance with the formula for and method of calculating that reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any security or securities comprising such reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed final valuation date, of each such security comprising such reference index (subject to the provisions described under "—Adjustments to the calculation of the reference indices" below). The valuation date or dates, as the case may be, for each reference index not affected by a market disruption event shall be the scheduled valuation date or dates, as the case may be.

        In the event that a market disruption event exists in respect of a reference index on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the day as of which the closing level on the final valuation date for each reference index has been calculated. No interest or other payment will be payable because of any such postponement of the maturity date.

Adjustments to the calculation of the reference indices

        If any of the reference indices is (a) not calculated and announced by its sponsor but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in such reference index, then such reference index will be deemed to be the index so calculated and announced by that successor sponsor or that successor index, as the case may be.

        Upon any selection by the calculation agent of a successor index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor index to the registered holders of the securities in the manner set forth below.

        If (x) on or prior to a valuation date any index sponsor makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating a reference index or in any other way materially modifies a reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date an index sponsor (or a successor sponsor) fails to calculate and announce a reference index, then the calculation agent will calculate the redemption amount using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the valuation date as determined by the calculation agent in accordance with the formula for and method of calculating such reference index last in effect prior to that change or failure, but using only those securities that comprised such reference index immediately prior to that change or failure. Notice of adjustment of such reference index will be provided by the trustee in the manner set forth below.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the securities as determined by at least three but not more than five broker-dealers (which may include Credit Suisse Securities (USA) LLC or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        If we purchase any securities and surrender the securities to the trustee for cancellation, the trustee will cancel them.

Book-Entry, Delivery and Form

        We will issue the securities in the form of one or more fully registered global securities, or the global notes, in denominations of $10,000 and integral multiples of $1,000 greater than $10,000. We will deposit the global notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the global notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        As long as the securities are represented by the global notes, we will pay the redemption amount on the securities to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Calculation agent

        The calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest."

Further issues

        We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking on an equal basis with the securities being offered by any pricing supplement in all respects. Such further securities will be consolidated and form a single series with the securities being offered by such pricing supplement and will have the same terms as to status, redemption or otherwise as the securities being offered by such pricing supplement.

Notices

        Notices to holders of the securities will be made by first class mail, postage prepaid, to the registered holders.

THE REFERENCE INDICES

        In the relevant pricing supplement, we will provide summary information regarding the reference indices based on publicly available information. We take no responsibility for the accuracy or completeness of such information.

Historical performance of the reference indices

        We will provide historical information on the performance of the reference indices and the hypothetical basket in the relevant pricing supplement. You should not take any such historical data as an indication of future performance.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations to U.S. holders (as described below) and certain U.S. federal income tax considerations to non-U.S. holders (as described below) relating to the purchase, ownership and disposition of the securities. This discussion is limited to holders of securities who purchase the securities in connection with their original issue from us at the "issue price" of the securities (as described below) and who hold the securities as capital assets.

        This discussion does not contain a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the securities. In particular, this discussion does not address all tax considerations that may be important to you in light of your particular circumstances (such as the alternative minimum tax provisions) or under certain special rules. Special rules may apply, for instance, to certain financial institutions, insurance companies, tax-exempt organizations, U.S. holders whose functional currency for U.S. federal income tax purposes is not the United States dollar, dealers in securities, persons who hold securities as part of a hedge, conversion or constructive sale transaction, or straddle or other integrated or risk reduction transaction, or persons who have ceased to be United States citizens or to be taxed as resident aliens. In addition, the discussion does not apply to holders of securities that are partnerships. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction.

        This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax results described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the securities.

        PLEASE CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF ACQUIRING, HOLDING, CONVERTING OR OTHERWISE DISPOSING OF THE SECURITIES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

        As used herein, the term "U.S. holder" means a beneficial owner of a security or our common stock that is, for U.S. federal income tax purposes:

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  a citizen or resident of the United States;

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  a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; or

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  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        As used herein, the term "Non-U.S. holder" means a beneficial owner of a security that is, for U.S. federal income tax purposes:

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  a nonresident alien individual;

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  a foreign corporation; or

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  a nonresident alien fiduciary of a foreign estate or trust.

        If a partnership (including for this purpose any entity treated as a partnership for U.S. tax purposes) is a beneficial owner of the securities, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of securities that is a partnership and partners in such partnership should consult their own tax advisors about the U.S. federal income tax consequences of holding and disposing of the securities.

U.S. Holders

        Classification of the securities.    By acquiring the securities, you agree with us (in the absence of an administrative determination or judicial ruling to the contrary), for U.S. federal income tax purposes, to treat the securities as indebtedness that is subject to the regulations governing contingent payment debt instruments (the "Contingent Debt Regulations") in the manner described below. The remainder of this discussion assumes that the securities will be so treated and does not address any possible differing treatments of the securities. However, no rulings have been sought from the IRS or a court with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the securities. Holders should consult their tax advisors concerning the tax treatment of holding the securities.

        Accrual of Interest.    Under the Contingent Debt Regulations, actual cash payments on the securities, if any, will not be reported separately as taxable income, but will be taken into account under such regulations. As discussed more fully below, the effect of these Contingent Debt Regulations will be to:

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  require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the securities;

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  require you to accrue original issue discount at the comparable yield (as described below); and

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  generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange, repurchase, or redemption of the securities.

        You will be required to accrue an amount of original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the securities, that equals:

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  the product of (i) the adjusted issue price (as defined below) of the securities as of the beginning of the accrual period and (ii) the comparable yield to maturity (as defined below) of the securities, adjusted for the length of the accrual period;

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  divided by the number of days in the accrual period; and

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  multiplied by the number of days during the accrual period that you held the securities.

        The "issue price" of a security will be the first price at which a substantial amount of the securities is sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a security will be its issue price increased by any original issue discount previously accrued, determined without regard to any adjustments to original issue discount accruals described below, and decreased by the projected amounts of any payments previously made with respect to the securities (although, as indicated below, no amount is (for federal income tax purposes) projected to be paid prior to the maturity date).

        Under the Contingent Debt Regulations, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the securities. We have determined the comparable yield of the securities based on the rate, as of the initial issue date, at which we would issue a fixed rate debt instrument with no contingent payments but with terms and conditions similar to the securities. Accordingly, we have determined the comparable yield as set forth in the relevant pricing supplement.

        We are required to furnish to you the comparable yield and, solely for tax purposes, a projected payment schedule that estimates the amount and timing of contingent interest payments (generally the redemption amount in excess of par paid upon the maturity date). For purposes of this determination—and only for purposes of this determination, which is required for federal income tax purposes—we have assumed that the securities will not be called and will be held until the maturity date. Accordingly, the projected payment schedule attached as Exhibit A to the relevant pricing supplement indicates that you will receive no interest until the maturity date, at which time the projected redemption amount includes an amount of interest as set forth in the relevant pricing supplement. For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your original issue discount accruals (and the adjustments thereto described below) in respect of the securities, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS.

        The comparable yield and the projected payment schedule are provided solely for the U.S. federal income tax treatment of the securities and do not constitute a projection or representation regarding the actual amount of the payments on a security.

        Adjustments to Interest Accruals on the Securities.    If the actual contingent payment received on the maturity date differs from the projected payment, adjustments will be made for the difference. If such payment exceeds the projected payment, you will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional original issue discount in such taxable year. If, however, such payment is less than the amount of projected payment, you will incur a negative adjustment equal to the amount of such deficit. A negative adjustment will:

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  first, reduce the amount of original issue discount required to be accrued in the current year;

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  second, any negative adjustment that exceeds the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the securities; and

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  third, any excess negative adjustment will reduce the amount realized on a sale, exchange, or redemption of the securities.

        A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.

        Sale, Exchange, or Redemption.    Upon the sale, exchange, or redemption of a security, you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the security. Any gain on a security generally will be treated as ordinary income. Loss from the disposition of a security will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the securities. Any loss in excess of that amount will be treated as capital loss, which generally will be long-term if the securities were held for more than one year. The deductibility of net capital losses by individuals and corporations are subject to limitations.

        Special rules apply in determining the tax basis of a security. Your basis in a security is generally your original purchase price for the security increased by original issue discount (before taking into account any adjustments) you previously accrued on the securities, and reduced by the projected amount of any payments previously scheduled to be made (without regard to the actual amount paid).

Non-U.S. Holders

        Withholding Tax on Payments on Securities.    The payment of principal and interest (including amounts taken into income under the accrual rules described above under "—U.S. Holders") on a security by us or any paying agent of ours to you will not be subject to the 30% U.S. federal withholding tax, provided that:

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  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our common stock;

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  you are not a controlled foreign corporation that is related to us within the meaning of the Code; and

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  you comply with applicable certification requirements.

        Except to the extent otherwise provided under an applicable tax treaty, you generally will be taxed in the same manner as a U.S. holder with respect to interest and original issue discount on a security if such amounts are effectively connected with a U.S. trade or business of yours. Effectively connected interest and original issue discount received by a Non-U.S. holder which is a foreign corporation may also be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments. Such effectively connected amounts will not be subject to withholding tax if the holder delivers a Form W-8ECI to the payor.

Backup Withholding and Information Reporting

        Payments of interest or the proceeds of the sale or other disposition of, the securities may be subject to information reporting and U.S. federal backup withholding tax if the recipient of such payment fails to comply with applicable United States information reporting or certification requirements. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against the holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Internal Revenue Code of 1986, or the Code, impose certain requirements on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) plans or other arrangements described in Section 4975(e)(1) of the Code subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment in the entity (we refer to the foregoing collectively as Plans) and (d) persons who are fiduciaries with respect to Plans. In addition, although governmental plans and certain church plans are not subject to Section 406 of ERISA or Section 4975 of the Code, certain governmental plans may be subject to other laws that are substantially similar to those provisions ("Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). There can be no assurance that any of these class exemptions (or any other exemption) will be available with respect to transactions involving the securities.

        Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a governmental plan subject to Similar Law; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law by reason of PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or a similar exemption from a Similar Law prohibition.

        Fiduciaries of any Plans (and any governmental plans subject to Similar Law) should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.

UNDERWRITING

        Under the terms of the distribution agreement dated June 25, 2004, we will sell the securities to Credit Suisse Securities (USA) LLC, acting as principal, at the discounts or concessions set forth in the relevant pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the relevant pricing supplement. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed. The relevant pricing supplement will indicate the estimated out-of-pocket expenses of each offering.

        Each issue of securities will be a new issue of securities with no established trading market. Credit Suisse Securities (USA) LLC intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use the pricing supplement, together with this product supplement and the accompanying prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities.

        Credit Suisse Securities (USA) LLC, the underwriter, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the NASD, Inc. Conduct Rules.

        We have agreed to indemnify Credit Suisse Securities (USA) LLC against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that Credit Suisse Securities (USA) LLC may be required to make in that respect.

        In connection with the offering, Credit Suisse Securities (USA) LLC may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Over-allotment involves sales by Credit Suisse Securities (USA) LLC in excess of the principal amount of securities Credit Suisse Securities (USA) LLC is obligated to purchase, which creates a short position. Credit Suisse Securities (USA) LLC will close out any short position by purchasing securities in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

        The securities may be offered for sale in those jurisdictions in the United States where it is lawful to make such offers.

        Credit Suisse Securities (USA) LLC has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us except as set forth in the distribution agreement.

INCORPORATION BY REFERENCE

        We file annual, quarterly and current reports and other information with the SEC. For information on the documents we incorporate by reference in this product supplement and the accompanying prospectus, we refer you to "Where You Can Find More Information" on page 3 of the accompanying prospectus.

        In addition to the documents listed in the accompanying prospectus, we incorporate by reference in this product supplement and the accompanying prospectus the following documents and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this product supplement until the offering of the securities is completed:

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  Our Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 17, 2005;

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  Our Quarterly Reports on Form 10-Q for the period ended March 31, 2005, filed on May 11, 2005, June 30, 2005, filed on August 9, 2005 and September 30, 2005, filed on November 8, 2005; and

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  Our Current Reports on Form 8-K filed on February 18, 2005, April 20, 2005, May 4, 2005, May 24, 2005, June 29, 2005, August 3, 2005, August 12, 2005, November 2, 2005, January 17, 2006, February 13, 2006, and February 22, 2006.

Credit Suisse (USA), Inc.

Debt Securities

Warrants

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

        Unless we state otherwise in an accompanying prospectus supplement or an applicable pricing supplement, we will not list any of these securities on any securities exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement or applicable pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this prospectus is February 21, 2006.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any applicable pricing supplement (collectively, a "supplement") may also add, update or change information contained in this prospectus. In addition, we may include a description of the risks related to an investment in the securities described in an applicable supplement. Before making an investment decision, you should read both this prospectus and any supplement together with the additional information described under the heading "Where You Can Find More Information".

CREDIT SUISSE (USA), INC.

        We are a leading integrated investment bank serving institutional, corporate, government and high-net-worth clients. We provide our clients with a broad range of products and services that include securities underwriting, sales and trading, financial advisory services, alternative investments, full-service brokerage services, derivatives and risk management products, asset management and investment research. We are an indirect wholly owned subsidiary, and part of the banking businesses, of Credit Suisse Group, or CSG. CSG is a global financial services company providing a comprehensive range of banking, investment banking, asset management and insurance products and services. Our principal subsidiary is Credit Suisse Securities (USA) LLC (formerly known as Credit Suisse First Boston LLC), CSG's principal U.S. registered broker-dealer subsidiary. Effective January 16, 2006, we changed our name from Credit Suisse First Boston (USA), Inc. to Credit Suisse (USA), Inc.

        Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010, and our telephone number is (212) 325-2000.

        In this prospectus and any applicable supplement, unless otherwise specified or the context otherwise requires, references to "we", "us", "our" and "ours" are to Credit Suisse (USA), Inc. and its consolidated subsidiaries, and references to "dollars" and "$" are to United States dollars.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C., at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        The SEC allows us to "incorporate by reference" in this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC and which is incorporated by reference will automatically update and supersede information contained in this prospectus or in documents filed earlier with the SEC. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. However, we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

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  Our Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 17, 2005, which we refer to as the 2004 Form 10-K;

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  Our Quarterly Report on Form 10-Q for the periods ended March 31, 2005, filed on May 11, 2005, June 30, 2005, filed on August 9, 2005, and September 30, 2005, filed on November 8, 2005; and

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  Our Current Reports on Form 8-K filed on February 18, 2005, April 20, 2005, May 4, 2005, May 24, 2005, June 29, 2005, August 3, 2005, August 12, 2005, November 2, 2005, January 17, 2006 and February 13, 2006.

        You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

Credit Suisse (USA), Inc.
Eleven Madison Avenue
New York, New York 10010
Attention: Corporate Secretary
(212) 325-2000

        You should rely only on the information incorporated by reference or provided in this prospectus or any applicable supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any applicable supplement is accurate as of any date other than the date on the front of these documents.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part that include a copy of the senior indenture and the form of subordinated indenture. You should read the exhibits carefully for provisions that may be important to you.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "intends", "plans", "estimates" or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements, including those described in this prospectus and any supplement and the information incorporated by reference in this prospectus. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus except as otherwise required by applicable law.

USE OF PROCEEDS

        Unless we tell you otherwise in a supplement, we will use the net proceeds from the sale of these securities for general corporate purposes, including refinancing existing indebtedness or rationalizing our debt capital structure. We may also invest the net proceeds temporarily in short-term securities.

DESCRIPTION OF DEBT SECURITIES

        We may issue either senior debt securities or subordinated debt securities. Senior debt securities and subordinated debt securities will be issued in one or more series under either the senior indenture or the subordinated indenture, as the case may be, between us and JPMorgan Chase Bank, N.A., as trustee. In the following discussion, we sometimes refer to the two indentures as the "indentures".

        This prospectus briefly outlines the provisions of the indentures. A copy of the senior indenture and the form of the subordinated indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. The indentures are substantially identical except for the subordination provision described below.

        We are a holding company and depend upon the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of our debt securities will be effectively subordinated to creditors of our subsidiaries. In addition, the Exchange Act and the New York Stock Exchange impose net capital requirements on some of our subsidiaries which limit their ability to pay dividends and make loans and advances to us.

        In the summary below, we have included references to section numbers of the indentures so that you can easily locate these provisions.

Issuances in Series

        The indentures do not limit the amount of debt we may issue. We may issue the debt securities in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. The debt securities will not be secured by any of our property or assets.

        The applicable supplement relating to any series of debt securities being offered will contain the specific terms relating to the offering. These terms will include some or all of the following (to the extent not otherwise described in this prospectus):

  •
  whether the debt securities are senior or subordinated;

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  the total principal amount of the debt securities;

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  the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes. We refer you to "Certain United States Federal Income Tax Considerations" for a description of the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities (securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance);

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  the date or dates on which principal will be payable and whether the debt securities will be payable on demand by the holders on any date;

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  the manner in which we will calculate payments of principal, premium or interest and whether any payment will be fixed or based on an index or formula or the value of another security, commodity or other asset, including, but not limited to, the following:

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  whether the debt security bears a fixed rate of interest or bears a floating rate of interest, including whether the debt security is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described below);

    •
    if the debt security is an indexed note (as defined below) the terms relating to the particular series of debt securities;

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    if the debt security is an amortizing note (as defined below), the amortization schedule and any other terms relating to the particular series of debt securities;

  •
  the interest payment dates;

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  optional or mandatory redemption terms;

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  authorized denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof;

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  the terms on which holders of the debt securities may or are required to convert or exchange these securities into or for our securities or securities of another entity and any specific terms relating to the conversion or exchange feature;

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  the currency or currency unit in which the debt securities will be denominated and, if different, the currency or currency unit in which payments of principal, premium or interest will be payable (and, if the specified currency is other than U.S. dollars, any other terms relating to that foreign currency denominated debt security and the specified currency);

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  whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

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  information describing any book-entry features;

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  whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts;

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  the names and duties of any co-trustees, depositories, authenticating agents, paying agents, transfer agents or registrars for any series; and

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  any other terms consistent with the above.

Interest and Interest Rates

        Each series of debt securities that bears interest will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for, at the fixed or floating rate specified in the series of debt securities, until the principal amount has been paid or made available for payment. Interest will be payable on each interest payment date (except for certain original issue discount notes (as defined below) and except for a series of debt securities issued between a regular record date and an interest payment date) and at maturity or on redemption or repayment, if any. In the event that the maturity date of any series of debt securities or any date fixed for redemption or repayment of any series of debt securities is not a business day, principal and interest payable at maturity or upon redemption or repayment will be paid on the next succeeding business day with the same effect as if that following business day were the date on which the payment were due. We will not pay any additional interest as a result of the delay in payment except as otherwise provided under "—Payment of Additional Amounts". Unless otherwise indicated in the applicable supplement, interest payments in respect of a series of debt securities will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable series of debt securities) to but excluding the related interest payment date or the maturity date, as the case may be.

        Interest will be payable to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the related interest payment date, except that:

  •
  if we fail to pay the interest due on an interest payment date, the defaulted interest will be paid to the person in whose name the debt security is registered at the close of business on the record date we will establish for the payment of defaulted interest; and

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  interest payable at maturity, redemption or repayment will be payable to the person to whom principal shall be payable.

        The first payment of interest on any series of debt securities originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date.

  Fixed Rate Notes

        Each fixed rate debt security, which we refer to as a fixed rate note, will bear interest at the annual rate specified in the applicable supplement. The interest payment dates for fixed rate notes will be specified in the applicable supplement and the regular record dates will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date unless otherwise specified in the applicable supplement. Unless otherwise specified in the applicable supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day. We will not pay any additional interest as a result of the delay in payment.

  Floating Rate Notes

        Unless otherwise specified in an applicable supplement, floating rate debt securities, which we refer to as floating rate notes, will be issued as described below. Each applicable supplement will specify certain terms with respect to which such floating rate note is being delivered, including:

  •
  whether the floating rate note is a regular floating rate note, an inverse floating rate note or a floating rate/fixed rate note (if not specified, the floating rate note will be a regular floating rate note);

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  the interest rate basis or bases;

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  initial interest rate;

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  interest reset dates;

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  interest reset period;

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  interest payment dates;

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  index maturity, if any;

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  maximum interest rate and minimum interest rate, if any;

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  the spread and/or spread multiplier, if any; and

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  if one or more of the specified interest rate bases is LIBOR, the index currency, if any, as described below.

        Unless otherwise specified in the applicable supplement, each regular record date for a floating rate note will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date.

        The interest rate borne by the floating rate notes will be determined as follows:

  •
  Unless a floating rate note is a floating rate/fixed rate note or an inverse floating rate note, the floating rate note will be a regular floating rate note and, except as described below or in an applicable supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any; and/or

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  multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable supplement, commencing on the initial interest reset date, the rate at which interest on such regular floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

  •
  If a floating rate note is a floating rate/fixed rate note, then, except as described below or in an applicable supplement, the floating rate/fixed rate note will initially bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any; and/or

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  multiplied by the applicable spread multiplier, if any.

        Commencing on the initial interest reset date, the rate at which interest on the floating rate/fixed rate note will be payable shall be reset as of each interest reset date, except that:

    •
    the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate; and

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    the interest rate in effect commencing on, and including, the fixed rate commencement date (as specified in the applicable supplement) to the maturity date will be the fixed interest rate specified in the applicable supplement, or if no fixed interest rate is so specified and the floating rate/fixed rate note is still outstanding on the fixed rate commencement date, the interest rate in effect on the floating rate/fixed rate note on the day immediately preceding the fixed rate commencement date.

  •
  If a floating rate note is an inverse floating rate note, then, except as described below or in an applicable supplement, the inverse floating rate note will bear interest equal to the fixed interest rate specified in the applicable supplement:

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  minus the rate determined by reference to the interest rate basis or bases;

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  plus or minus the applicable spread, if any; and/or

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  multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable supplement, the interest rate on an inverse floating rate note will not be less than zero. Commencing on the initial interest reset date, the rate at which interest on such inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

        Unless otherwise provided in the applicable supplement, each interest rate basis will be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable supplement, the interest rate in effect on each day will be:

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  if such day is an interest reset date, the interest rate as determined on the interest determination date (as defined below) immediately preceding such interest reset date; or

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  if such day is not an interest reset date, the interest rate determined on the interest determination date immediately preceding the next preceding interest reset date.

        Except for the fixed rate period described above for floating rate/fixed rate notes, interest on floating rate notes will be determined by reference to an interest rate basis, which may be one or more of:

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  the CD rate;

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  the Commercial Paper rate;

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  the Federal Funds rate/Federal Funds open rate;

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  LIBOR;

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  the Prime rate;

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  the Treasury rate; or

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  any other interest rate basis or interest rate formula described in the applicable supplement.

        The "spread" is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The "spread multiplier" is the percentage of the related interest rate basis or bases applicable to a floating rate note by which such interest rate basis or bases will be multiplied to determine the applicable interest rate on such floating rate note. The "index maturity" is the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated.

        Each applicable supplement will specify whether the rate of interest on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other specified interest reset period and the dates on which such interest rate will be reset. Unless otherwise specified in the applicable supplement, the interest reset date will be, in the case of floating rate notes which reset:

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  daily, each business day;

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  weekly, a business day that occurs in each week as specified in the applicable supplement (with the exception of weekly reset Treasury rate notes, which will reset the Tuesday of each week except as specified below);

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  monthly, a business day that occurs in each month as specified in the applicable supplement;

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  quarterly, a business day that occurs in each third month as specified in the applicable supplement;

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  semi-annually, a business day that occurs in each of two months of each year as specified in the applicable supplement; and

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  annually, a business day that occurs in one month of each year as specified in the applicable supplement.

        If any interest reset date for any floating rate note would otherwise be a day that is not a business day, that interest reset date will be postponed to the next succeeding day that is a business day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis, if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

        The term "business day" means, unless otherwise specified in the applicable supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and any other place of payment with respect to the applicable series of debt securities and:

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  with respect to LIBOR notes, "business day" will also require a London business day;

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  with respect to any series of debt securities denominated in euros, "business day" will also require a day on which the TransEuropean Real-Time Gross Settlement Express Transfer (TARGET) System is in place; and

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  with respect to any series of debt securities denominated in a specified currency other than U.S. dollars or euros, "business day" will not include a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the specified currency.

        "London business day" means a day that is both a business day and a day on which dealings in deposits in any currency specified in the applicable supplement are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

        Except as provided below or in an applicable supplement, interest will be payable on the maturity date and in the case of floating rate notes which reset:

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  daily, weekly or monthly, on a business day that occurs in each month as specified in the applicable supplement;

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  quarterly, on a business day that occurs in each third month as specified in the applicable supplement;

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  semi-annually, on a business day that occurs in each of two months of each year as specified in the applicable supplement; and

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  annually, on a business day that occurs in one month of each year as specified in the applicable supplement.

        If any interest payment date for any floating rate note would otherwise be a day that is not a business day, that interest payment date will be the next succeeding day that is a business day, and we will not pay any additional interest as a result of the delay in payment, except that if a floating rate note is a LIBOR note and if the next business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

        All percentages resulting from any calculation on floating rate notes will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. Unless otherwise specified in the applicable supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of floating rate notes for which the interest rate basis is the CD rate, the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate, LIBOR or the Prime rate, or by the actual number of days in the year in the case of floating rate notes for which the interest rate basis is the

Treasury rate. The accrued interest factor for floating rate notes for which the interest rate may be calculated with reference to two or more interest rate bases will be calculated in each period by selecting one such interest rate basis for such period in accordance with the provisions of the applicable supplement.

        The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be the rate determined as of the interest determination date. Unless otherwise specified in the applicable supplement, the interest determination date with respect to the CD rate, the Commercial Paper rate, the Federal Funds rate and the Prime rate will be the second business day preceding each interest reset date for the related floating rate note; and the interest determination date with respect to LIBOR will be the second London business day preceding each interest reset date. With respect to the Treasury rate, unless otherwise specified in an applicable supplement, the interest determination date will be the day in the week in which the related interest reset date falls on which day Treasury bills (as defined below) are normally auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday on the week preceding the related interest reset date, the related interest determination date will be such preceding Friday; and provided, further, that if an auction falls on any interest reset date then the related interest reset date will instead be the first business day following such auction. Unless otherwise specified in the applicable supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the applicable supplement.

        Unless otherwise provided for in the applicable supplement, JPMorgan Chase Bank, N.A. will be the calculation agent and for each interest reset date will determine the interest rate with respect to any floating rate note as described below. The calculation agent will notify us, the paying agent and the trustee of each determination of the interest rate applicable to a floating rate note promptly after such determination is made. The trustee will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent interest determination date relating to such floating rate note. Unless otherwise specified in the applicable supplement, the "calculation date", where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.

        Unless otherwise specified in the applicable supplement, the calculation agent will determine the interest rate basis with respect to floating rate notes as follows:

        CD Rate Notes.    CD rate debt securities, which we refer to as CD rate notes, will bear interest at the interest rate (calculated with reference to the CD rate and the spread and/or spread multiplier, if any) specified in the CD rate notes and in the applicable supplement.

        Unless otherwise specified in the applicable supplement, "CD rate" means, with respect to any interest determination date relating to a CD rate note, the rate on the date for negotiable certificates of deposit having the index maturity designated in the applicable supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" under the heading "CDs (secondary market)", or any successor publication or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the CD rate will be the rate on such interest determination date for negotiable certificates of deposit of the index maturity designated in the applicable supplement as published by the Federal Reserve Bank of New York in its daily update of H.15 available through the world-wide web site of the Board of Governors of the Federal Reserve System at "http://www.federalreserve.gov/releases/H15/ update" or any successor site or publication of the Board of Governors under the heading "Certificates of Deposit". If such rate is not yet published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to an interest determination date, the calculation agent will calculate the CD rate on that interest determination date, which will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date, for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity designated in the applicable supplement in an amount that is representative for a single transaction in that market at that time as quoted by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent; provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting as set forth above, the CD rate with respect to such interest determination date will be the same as the CD rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest shall be the initial interest rate).

        Commercial Paper Rate Notes.    Commercial Paper rate debt securities, which we refer to as Commercial Paper rate notes, will bear interest at the interest rate (calculated with reference to the Commercial Paper rate and the spread and/or spread multiplier, if any) specified in the Commercial Paper rate notes and in the applicable supplement.

        Unless otherwise specified in the applicable supplement, "Commercial Paper rate" means, with respect to any interest determination date relating to a Commercial Paper rate note, the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity designated in the applicable supplement, as published in H.15(519), under the heading "Commercial Paper—Non-financial". In the event that the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the Commercial Paper rate will be the money market yield of the rate on the interest determination date for commercial paper of the specified index maturity as published in H.15 daily update under the heading "Commercial Paper—Non-financial" (with an index maturity of one month or three months being deemed to be equivalent to an index maturity of 30 days or 90 days, respectively). If by 3:00 p.m., New York City time, on that calculation date the rate is not yet available in either H.15(519) or H.15 daily update, then the calculation agent will calculate the Commercial Paper rate on that interest determination date, which will be the money market yield corresponding to the arithmetic mean of the offered rates as of approximately 11:00 a.m., New York City time, on that interest determination date for commercial paper of the specified index maturity placed for a non-financial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of commercial paper in The City of New York selected by the calculation agent; provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting offered rates as set forth above, the Commercial Paper rate with respect to such interest determination date will be the same as the Commercial Paper rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Money market yield" will be a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield	=	D×360 360-(D×M)	×	100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated.

        Federal Funds Rate Notes/Federal Funds Open Rate Notes.    Federal Funds rate debt securities, which we refer to as Federal Funds rate notes, will bear interest at the interest rate (calculated with reference to the Federal Funds rate and the spread and/or spread multiplier, if any) specified in the Federal Funds rate notes and in the applicable supplement. Federal Funds open rate debt securities, which we refer to as Federal Funds open rate notes, will bear interest at the interest rate (calculated with reference to the Federal Funds open rate and the spread and/or spread multiplier, if any) specified in the Federal Funds open rate notes and in the applicable supplement.

        Unless otherwise specified in the applicable supplement, the "Federal Funds rate" means, with respect to any interest determination date relating to a Federal Funds rate note, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (effective)", as such rate is displayed on Moneyline Telerate, Inc. (or any successor service) on page 120 (or any page which may replace such page) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Federal Funds rate will be the rate on that interest determination date as published in H.15 daily update under the heading "Federal Funds (effective)". If that rate is not published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the calculation agent will calculate the Federal Funds rate for that interest determination date, which will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds as of 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in The City of New York selected by the calculation agent (after consultation with us); provided, however, that if the brokers selected as aforesaid by the calculation agent are not quoting as set forth above, the Federal Funds rate with respect to such interest determination date will be the same as the Federal Funds rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        Unless otherwise specified in the applicable supplement, the "Federal Funds open rate" means, with respect to any interest determination date relating to a Federal Funds open rate note, the rate for such day for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as published under the heading "Federal Funds" opposite the caption "Open" as such rate is displayed on Moneyline Telerate, Inc. (or any successor service) on page 5 (or any page which may replace such page). In the event that on any interest determination date no reported rate appears on the designated Moneyline Telerate, Inc. page, the rate for the interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg which is the Fed Funds Opening Rate as reported by Prebon Yamane (or any successor) on Bloomberg. In the event that on any interest determination date no reported rate appears on the designated Moneyline Telerate, Inc. page or the FFPREBON Index page on Bloomberg, the interest rate applicable to such interest period will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds prior to 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in New York City selected by the calculation agent (after consultation with us); provided, however, that if the brokers selected by the calculation agent are not quoting as set forth above, the Federal Funds open rate with respect to such interest determination date will be the same as the Federal Funds open rate in effect for the immediately preceding interest period (or, if there was no preceding interest period, the rate of interest will be the rate determined on the initial interest determination date). Notwithstanding the foregoing, the Federal Funds open rate in effect for any day that is not a business day shall be the Federal Funds open rate in effect for the prior business day.

        LIBOR Notes.    LIBOR debt securities, which we refer to as LIBOR notes, will bear interest at the interest rate (calculated with reference to LIBOR and the spread and/or spread multiplier, if any) specified in the LIBOR notes and in the applicable supplement.

        Unless otherwise specified in the applicable supplement, the calculation agent will determine "LIBOR" for each interest reset date as follows:

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  With respect to an interest determination date relating to a LIBOR note, LIBOR will be the offered rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in the applicable supplement commencing on the second London business day immediately following such interest determination date that appears on the Designated LIBOR Page (as defined below) or a successor reporter of such rates selected by the calculation agent and acceptable to us, as of 11:00 a.m., London time, on such interest determination date (the "reported rate"). If no rate appears on the Designated LIBOR Page, LIBOR in respect of such interest determination date will be determined as if the parties had specified the rate described in the following paragraph.

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  With respect to an interest determination date relating to a LIBOR note to which the last sentence of the previous paragraph applies, the calculation agent will request the principal London offices of each of four major reference banks (which may include any underwriters, agents or their affiliates) in the London interbank market selected by the calculation agent (after consultation with us) to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the applicable supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the applicable supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in the applicable supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is representative for a single transaction in that index currency in that market at such time by three major reference banks (which may include any underwriters, agents or their affiliates) in such principal financial center selected by the calculation agent (after consultation with us); provided, however, that if fewer than three reference banks so selected by the calculation agent are quoting such rates as mentioned in this sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Index currency" means the currency (including currency units and composite currencies) specified in the applicable supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the applicable supplement, the index currency will be U.S. dollars.

        "Designated LIBOR Page" means the display on Page 3750 (or any other page specified in the applicable supplement) of Moneyline Telerate, Inc. (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

        Prime Rate Notes.    Prime rate debt securities, which we refer to as Prime rate notes, will bear interest at the interest rate (calculated with reference to the Prime rate and the spread and/or spread multiplier, if any) specified in the Prime rate notes and in the applicable supplement.

        Unless otherwise specified in the applicable supplement, "Prime rate" means, with respect to any interest determination date, the rate set forth in H.15(519) for that date opposite the caption "Bank Prime Loan" or, if not published by 3:00 p.m., New York City time, on the calculation date, the rate on such interest determination date as published in H.15 daily update under the caption "Bank Prime Loan". If that rate is not yet published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Prime rate for that interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as that bank's prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters Screen USPRIME1 Page on that interest determination date, or, if fewer than four of these rates appear on the Reuters Screen USPRIME1 Page for that interest determination date, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least two of the three major money center banks in The City of New York selected by the calculation agent from which quotations are requested. If fewer than two quotations are provided, the calculation agent will calculate the Prime rate, which will be the arithmetic mean of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the calculation agent to quote prime rates. "Reuters Screen USPRIME1 Page" means the display designated as the "USPRIME1" page on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

        Treasury Rate Notes.    Treasury rate debt securities, which we refer to as Treasury rate notes, will bear interest at the interest rate (calculated with reference to the Treasury rate and the spread and/or spread multiplier, if any) specified in the Treasury rate notes and in the applicable supplement.

        Unless otherwise specified in the applicable supplement, the "Treasury rate" means, with respect to any interest determination date relating to a Treasury rate note, the rate from the auction held on such interest determination date, which we refer to as the "auction", of direct obligations of the United States, which we refer to as Treasury bills, having the index maturity designated in the applicable supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page) or page 57 (or any other page as may replace such page) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High" or, if not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of Treasury bills having the index maturity designated in the applicable supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the applicable supplement as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not published by 3:00 p.m., New York

City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market". In the event such rate is not published by 3:00 p.m., New York City time, on such calculation date, then the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers (which may include Credit Suisse Securities (USA) LLC) selected by the calculation agent for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the applicable supplement; provided, however, that if the dealers selected by the calculation agent are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        The term "bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield	=	D×N×100 360-(D×M)

where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Indexed Notes

        A series of debt securities also may be issued with the principal amount payable at maturity or interest to be paid on such series of debt securities, or both, to be determined with reference to the price or prices of specified commodities, stocks or indices, the exchange rate of a specified currency relative to one or more other currencies, currency units, composite currencies or units of account specified in an applicable supplement, or such other price or exchange rate as may be specified in such series of debt securities, as set forth in an applicable supplement relating to such series of debt securities ("indexed notes"). In certain cases, holders of indexed notes may receive a principal amount on the maturity date that is greater than or less than the face amount of the indexed notes, or an interest rate that is greater than or less than the stated interest rate on the indexed notes, or both, depending upon the structure of the indexed note and the relative value on the maturity date or at the relevant interest payment date, as the case may be, of the specified indexed item. However, the amount of interest or principal payable with respect to an indexed note will not be less than zero. Information as to the method for determining the principal amount payable on the maturity date, the manner of determining the interest rate, certain historical information with respect to the specified indexed item and tax considerations associated with an investment in indexed notes will be set forth in the applicable supplement.

        An investment in indexed notes may be much riskier than a similar investment in conventional fixed-rate debt securities. If the interest rate of an indexed note is indexed, it may result in an interest rate that is less than that payable on conventional fixed-rate debt securities issued by us at the same time, including the possibility that no interest will be paid. If the principal amount of an indexed note is indexed, the principal amount payable at maturity may be less than the original purchase price of such indexed note, including the possibility that no principal will be paid, resulting in an entire loss of investment. Additionally, if the formula used to determine the principal amount or interest payable with respect to such indexed notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, stock or interest rate index may be increased. We refer you to "Foreign Currency Risks".

Dual Currency Notes

        Dual currency debt securities, which we refer to as dual currency notes, are any series of debt securities as to which we have a one-time option, exercisable on a specified date in whole, but not in part, with respect to all dual currency notes issued on the same day and having the same terms, of making all payments of principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payments would otherwise be made in the face amount currency of such series of debt securities specified in the applicable supplement), in the optional payment currency specified in the applicable supplement. The terms of the dual currency notes together with information as to the relative value of the face amount currency compared to the optional payment currency and as to tax considerations associated with an investment in dual currency notes will also be set forth in the applicable supplement.

        If we elect on any option election date specified in the applicable supplement to pay in the optional payment currency instead of the face amount currency, payments of interest, premium, if any, and principal made after such option election date may be worth less, at the then current exchange rate, than if we had made such payments in the face amount currency. We refer you to "Foreign Currency Risks".

Renewable Notes

        We may also issue from time to time variable rate renewable debt securities, which we refer to as renewable notes, which will mature on an interest payment date specified in the applicable supplement unless the maturity of all or a portion of the principal amount of the renewable notes is extended in accordance with the procedures set forth in the applicable supplement.

Short-Term Notes

        We may offer from time to time series of debt securities with maturities of less than one year, which we refer to as short-term notes. Unless otherwise indicated in the applicable supplement, interest on short-term notes will be payable at maturity. Unless otherwise indicated in the applicable supplement, interest on short-term notes that are floating rate notes (other than Treasury rate notes) will be computed on the basis of the actual number of days elapsed divided by 360, and interest on short-term notes that are Treasury rate notes will be computed on the basis of the actual number of days elapsed divided by a year of 365 or 366 days, as the case may be.

Extension of Maturity

        The applicable supplement will indicate whether we have the option to extend the maturity of a series of debt securities (other than an amortizing note) for one or more periods up to but not beyond the final maturity date set forth in the applicable supplement. If we have that option with respect to any series of debt securities (other than an amortizing note), we will describe the procedures in the applicable supplement.

Amortizing Notes

        Amortizing debt securities, which we refer to as amortizing notes, are a series of debt securities for which payments combining principal and interest are made in installments over the life of such series of debt securities. Payments with respect to amortizing notes will be applied first to interest due and payable on the amortizing notes and then to the reduction of the unpaid principal amount of the amortizing notes. We will provide further information on the additional terms and conditions of any issue of amortizing notes in the applicable supplement. A table setting forth repayment information in respect of each amortizing note will be included in the applicable supplement and set forth on the amortizing notes.

Original Issue Discount Notes

        We may offer series of debt securities, which we refer to as original issue discount notes, from time to time at an issue price (as specified in the applicable supplement) that is less than 100% of the principal amount of such series of debt securities (i.e., par). Original issue discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount note and par is referred to herein as the "discount". In the event of redemption, repayment or acceleration of maturity of an original issue discount note, the amount payable to the holder of an original issue discount note will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount note (if applicable), multiplied by the initial redemption percentage specified in the applicable supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

        Unless otherwise specified in the applicable supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount note, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount note and an assumption that the maturity of such original issue discount note will not be accelerated. If the period from the date of issue to the initial interest payment date for an original issue discount note is shorter than the compounding period for such original issue discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code.

        Certain original issue discount notes may not be treated as having original issue discount for federal income tax purposes, and debt securities other than original issue discount notes may be treated as issued with original issue discount for federal income tax purposes. We refer you to "Certain United States Federal Income Tax Considerations".

Redemption at Our Option

        Unless otherwise provided in the applicable supplement, we cannot redeem debt securities prior to maturity. We may redeem a series of debt securities at our option prior to the maturity date only if an initial redemption date is specified in the applicable supplement. If so specified, we can redeem the debt securities of such series at our option on any date on and after the applicable initial redemption date in whole or from time to time in part in increments of $2,000 or such other minimum denomination specified in such applicable supplement (provided that any remaining principal amount of the debt securities of such series will be at least $2,000 or such other minimum denomination), at the applicable redemption price, together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the indenture. By redemption price for a debt security of a series, we mean an amount equal to the initial redemption percentage specified in the applicable supplement (as adjusted by the annual redemption percentage reduction specified in the applicable supplement, if any) multiplied by the unpaid principal amount of the debt security to be redeemed. The initial redemption percentage, if any, applicable to a series of debt securities may decline on each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed. The redemption price of original issue discount notes is described above under "—Original Issue Discount Notes".

        Foreign currency denominated debt securities may be subject to different restrictions on redemption. We refer you to "Special Provisions Relating to Foreign Currency Denominated Debt Securities—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption".

Repayment at the Noteholders' Option; Repurchase

        Holders may require us to repay a series debt securities prior to maturity only if one or more optional repayment dates are specified in the applicable supplement. If so specified, we will repay debt securities of such series at the option of the holders on any optional repayment date in whole or in part from time to time in increments of $2,000 or other minimum denomination specified in the applicable supplement (provided that any remaining principal amount thereof will be at least $2,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. A holder who wants us to repay a debt security prior to maturity must deliver the debt security, together with the form "Option to Elect Repayment" properly completed, to the trustee at its corporate trust office (or any other address that we specify in the applicable supplement or notify holders of from time to time) no more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of a repayment option by the holder will be irrevocable. The repayment price of original issue discount notes is described above under "—Original Issue Discount Notes". Notwithstanding the foregoing, we will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to repurchase a series of debt securities.

        Only the depositary may exercise the repayment option in respect of global securities representing book-entry debt securities. Accordingly, beneficial owners of global securities that desire to have all or any portion of book-entry debt securities represented by global securities repaid must direct the participant of the depositary through which they own their interest to direct the depositary to exercise the repayment option on their behalf by delivering the related global security and duly completed election form to the trustee as aforesaid. In order to ensure that the global security and election form are received by the trustee on a particular day, the applicable beneficial owner must so direct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult the participants through which they own their interest for the respective deadlines of those participants. All instructions given to participants from beneficial owners of global securities relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given by a beneficial owner, the beneficial owner must cause the participant through which it owns its interest to transfer that beneficial owner's interest in the global security or securities representing the related book-entry debt securities, on the depositary's records, to the trustee. We refer you to "—Book-Entry System".

        Foreign currency denominated debt securities may be subject to different restrictions on repayment. We refer you to "Special Provisions Relating to Foreign Currency Denominated Debt Securities—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption".

        We may at any time purchase debt securities at any price in the open market or otherwise. Such debt securities purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Tax Redemption

        If specifically provided by the applicable supplement, we may redeem a series of debt securities at our option at any time, in whole but not in part, on giving not less than 30 nor more than 60 days' notice, at the principal amount of such series of debt securities being redeemed, together with accrued interest to the date of redemption, if we have or will become obligated to pay additional interest on such series of debt securities as described under "—Payment of Additional Amounts" below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable supplement, and such obligation cannot be avoided by our taking reasonable measures available to us, provided that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional interest were a payment in respect of the debt securities of such series then due. Prior to the publication of any notice of redemption pursuant to this paragraph, we will deliver to the trustee a certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to redeem have occurred, and an opinion of independent counsel of recognized standing to the effect that we have or will become obligated to pay such additional interest as a result of such change or amendment.

Payment of Additional Amounts

        If specifically provided by the applicable supplement, we may, subject to the exceptions and limitations set forth below, pay such additional amounts to the holder of a series of debt securities that is a non-U.S. holder (which we define under the heading "Certain United States Federal Income Tax Considerations") as may be necessary so that every net payment on such series of debt securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such series of debt securities to be then due and payable. However, we will not be required to make any such payment of additional amounts for or on account of:

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  any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such holder and the United States, including, without limitation, such holder being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (b) such holder's past or present status as a personal holding company, foreign personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

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  any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

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  any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a debt security for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

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  any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on such series of debt securities;

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  any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from a payment on such series of debt securities, if such payment can be made without such deduction or withholding by any other paying agent;

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  any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such series of debt securities if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

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  any tax, assessment or other governmental charge imposed on a holder of such series of debt securities that actually or constructively owns 10 percent or more of the combined voting power of all classes of our stock or that is a controlled foreign corporation related to us through stock ownership; or

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  as discussed in "European Union Directive on Taxation of Certain Interest Payments" below, any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 (including Directive 2003/48/EC adopted by the Council of the European Union on June 3, 2003), or any law implementing or complying with, or introduced in order to conform to, such Directive;

nor will such additional amounts be paid with respect to a payment on such series of debt securities to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such series of debt securities.

Payment and Transfer

        We will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the trustee or another agent appointed by us. Unless we state otherwise in an applicable supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the applicable supplement or by mailing a check to you at the address we have for you in the register.

        Unless we describe other procedures in an applicable supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the applicable supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

        Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Book-Entry System

        We may issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in the applicable supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        Unless we state otherwise in an applicable supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        As long as the debt securities of a series are represented by the global securities, we will pay principal of and interest and premium on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the applicable supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

        We have been advised by DTC, Clearstream, Luxembourg and Euroclear, respectively, as follows:

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  As to DTC: DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

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  As to Clearstream, Luxembourg: Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

    Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

    As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include any underwriters or agents for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

    Distributions with respect to the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

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  As to Euroclear: Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

    Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

    The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

    The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

    •
    transfers of securities and cash within Euroclear;

    •
    withdrawal of securities and cash from Euroclear; and

    •
    receipt of payments with respect to securities in Euroclear.

    All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

    Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

        Global certificates are generally not transferable. We will issue physical certificates to beneficial owners of a global security if:

  •
  the depositary notifies us that it is unwilling or unable to continue as depositary and we do not appoint a successor within 90 days;

  •
  the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days; or

  •
  we decide in our sole discretion that we do not want to have the debt securities of that series represented by global certificates.

        If any of the events described in the preceding paragraph occurs, we will issue definitive securities in certificated form in an amount equal to a holder's beneficial interest in the securities. Unless otherwise specified in the applicable supplement, definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.

        In the event definitive securities are issued:

  •
  holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in the Borough of Manhattan;

  •
  holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of JPMorgan Chase Bank, N.A., the trustee under the indentures. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

  •
  any moneys we pay to our paying agents for the payment of principal and interest on the debt securities which remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

Global Clearance and Settlement Procedures

        You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Subordination

        When we use the term "senior indebtedness", we mean:

  •
  any money we have borrowed (other than money we owe to any of our subsidiaries);

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  any money borrowed by someone else where we have assumed or guaranteed their obligations, directly or indirectly;

  •
  any letters of credit and acceptances made by banks on our behalf; and

  •
  indebtedness that we have incurred or assumed in connection with the acquisition of any property.

        The subordinated indenture provides that we cannot:

  •
  make any payments of principal, premium or interest on the subordinated debt securities;

  •
  acquire any subordinated debt securities; or

  •
  defease any subordinated debt securities;

        if

  •
  any senior indebtedness in an aggregate principal amount of more than $50.0 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by us; or

  •
  we have defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $50.0 million at the time the payment was due, unless and until the payment default is cured by us or waived by the holders of the senior indebtedness.

        In addition, if there is a default on any senior indebtedness other than a default by us in the payment of principal, premium or interest and that default would allow the holders of the senior indebtedness to accelerate the senior indebtedness so that it would become immediately due and payable at that time or in the future, then we may not be allowed to make any payments of principal, premium or interest on the subordinated debt securities. In order for this to happen, the holders of a majority in principal amount of all the senior indebtedness have to so notify us and the trustee.

        However, if the senior indebtedness is not accelerated within 180 days after notice was given, then we will have to pay the holders of the subordinated debt securities all of the money that they would have been paid during the 180-day payment blockage period and resume making regular payments on the subordinated debt securities. Only one payment blockage period can commence in any 360-day period, even if we or the trustee receive more than one notice. A default that existed upon the commencement of one payment blockage period cannot be the reason for starting a second payment blockage period unless we cured (or the holders of the senior indebtedness waived) the original default for a period of at least 90 days.

        If we make any payment to the trustee or the holders of the subordinated debt securities when we were not supposed to make the payment because of a payment blockage period, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness to the extent of their claims.

        If we are liquidated, the holders of the senior indebtedness will be entitled to receive payment in full for principal, premium and interest on the senior indebtedness before the holders of subordinated debt securities receive any of our assets. As a result, holders of subordinated debt securities may receive a smaller proportion of our assets in bankruptcy or liquidation than holders of senior indebtedness.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities, we will be in default on our obligations under the subordinated indenture if we do not make the payment when due. This means that the trustee and the holders of subordinated debt securities can take action against us, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

        The subordinated indenture allows the holders of senior indebtedness to obtain specific performance of the subordination provisions from us or any holder of subordinated debt securities.

Consolidation, Merger or Sale

        We have agreed not to consolidate with or merge into any other person or convey or transfer all or substantially all of our properties and assets to any person, unless:

  •
  we are the continuing person; or

  •
  the successor expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform.

        Also, if we consolidate, merge or convey or transfer all or substantially all of our properties and assets and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences to outstanding debt securities or any debt securities issued thereafter.

        In either case, we will also have to deliver a certificate to the trustee stating that after giving effect to the merger there will not be any defaults under the applicable indenture and, if we are not the continuing person, an opinion of counsel stating that the merger and the supplemental indenture comply with these provisions and that the supplemental indenture is a legal, valid and binding obligation of the successor corporation. (Section 5.01)

Modification of the Indentures

        In general, our rights and obligations and the rights of the holders under the indentures may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, Section 9.02 of each indenture provides that, unless each affected holder agrees, the amendment cannot:

  •
  make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which we have to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal we have to repay, changing the currency in which we have to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the debt securities for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;

  •
  reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default;

  •
  waive any payment default; or

  •
  make any change to Section 9.02 of either indenture.

        However, if we and the trustee agree, we can amend the indentures without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

        In particular, if we and the trustee agree, we can amend the indentures without notifying any holders or seeking their consent to add a guarantee from a third party on our outstanding and future debt securities to be issued under the indenture.

Events of Default

        When we use the term "event of default" in the indentures, here are some examples of what we mean.

        Unless otherwise specified in an applicable supplement, an event of default with respect to a series of debt securities occurs if:

  •
  we fail to pay the principal or any premium on any debt security of that series when due;

  •
  we fail to pay interest when due on any debt security of that series for 30 days;

  •
  we fail to perform any other covenant in the indenture and this failure continues for 60 days after we receive written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series;

  •
  a creditor commences involuntary bankruptcy, insolvency or similar proceedings against us or Credit Suisse Securities (USA) LLC (or any successor to all or substantially all of its business), and we are unable to obtain a stay or a dismissal of that proceeding within 60 days; or

  •
  we or Credit Suisse Securities (USA) LLC voluntarily seek relief under bankruptcy, insolvency or similar laws or a court enters an order for relief against us or Credit Suisse Securities (USA) LLC under these laws.

        The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the applicable supplement relating to such series.

        The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders. By default we mean any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time. (Section 7.05)

        If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require us to repay immediately, or accelerate:

  •
  the entire principal of the debt securities of such series; or

  •
  if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable supplement. (Section 6.02)

        If the event of default occurs because we defaulted in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because we failed to perform any other covenant in the indenture or any covenant that we agreed to for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because we become involved in bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. If the event of default occurs because we defaulted on some of our other indebtedness or because that indebtedness becomes accelerated as described above, then the trustee or the holders of at least 25% of the aggregate principal amount of the debt securities outstanding under the indenture, voting as one class, can accelerate all of the debt securities outstanding under the indenture. Therefore, except in the case of a default by us on a payment of principal or interest on the debt securities of your series or a default due to our bankruptcy or insolvency, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

        The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow us to not comply with any provision of the indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities. (Section 6.04)

        Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 7.02) If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 6.05)

        We are not required to provide the trustee with any certificate or other document saying that we are in compliance with the indenture or that there are no defaults.

Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If we deposit with the trustee sufficient cash or U.S. government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

  •
  we will be discharged from our obligations with respect to the debt securities of such series; or

  •
  we will no longer be under any obligation to comply with the restrictive covenants contained in the indenture with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to us.

        If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead the holders will only be able to rely on the deposited funds or obligations for payment.

        We must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes. We must also deliver a ruling to such effect received from or published by the Internal Revenue Service if we are discharged from our obligations with respect to the debt securities.

Notices

        Notices to holders of a series of debt securities will be made by first class mail, postage prepaid, to the registered holders.

Concerning the Trustee

        JPMorgan Chase Bank, N.A. has loaned money to us and certain of our subsidiaries and affiliates and provided other services to us and has acted as trustee under certain of our and our subsidiaries and affiliates' indentures in the past and may do so in the future as a part of its regular business.

Governing Law

        The laws of the State of New York will govern the indentures and the debt securities.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY DENOMINATED DEBT SECURITIES

        Unless otherwise specified in the applicable supplement, the following additional provisions will apply to foreign currency denominated debt securities.

Payment Currency

        Unless otherwise indicated in the applicable supplement, you will be required to pay for foreign currency denominated debt securities in the specified currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies. Therefore, unless otherwise indicated in the applicable supplement, the exchange rate agent we appoint and identify in the applicable supplement will arrange for the conversion of U.S. dollars into the specified currency on behalf of any purchaser of a foreign currency denominated debt security to enable a prospective purchaser to deliver the specified currency in payment for a foreign currency denominated debt security. The exchange rate agent must receive a request for any conversion on or prior to the third business day preceding the date of delivery of the foreign currency denominated debt security. You must pay all costs of currency exchange.

        Unless otherwise specified in the applicable supplement or unless the holder of a foreign currency denominated debt security elects to receive payments in the specified currency, payments made by us of principal of, premium, if any, and interest, if any, on a foreign currency denominated debt security will be made in U.S. dollars. The U.S. dollar amount to be received by a holder will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent) for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to the holders of debt securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If these bid quotations are not available, payments to holders will be made in the specified currency.

        Unless otherwise specified in the applicable supplement, a holder of a foreign currency denominated debt security may elect to receive payment in the specified currency for all payments and need not file a separate election for each payment, and such election will remain in effect until revoked by written notice to the paying agent at its corporate trust office in The City of New York received on a date prior to the record date for the relevant interest payment date or at least 10 calendar days prior to the maturity date (or any redemption date or repayment date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates; if such election is made as to full payment on a debt security, the election may thereafter be revoked so long as the paying agent is notified of the revocation within the time period set forth above.

        Banks in the United States offer non-U.S. dollar-denominated checking or savings account facilities in the United States only on a limited basis. Accordingly, unless otherwise indicated in the applicable supplement, payments of principal of, premium, if any, and interest, if any, on, foreign currency denominated debt securities to be made in a specified currency other than U.S. dollars will be made to an account at a bank outside the United States, unless alternative arrangements are made.

        If a specified currency (other than the U.S. dollar) in which a debt security is denominated or payable: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit and such currency unit ceases to be used for the purposes for which it was established, or (c) is not available to us for making payments due to the imposition of exchange controls or other circumstances beyond our control, in each such case, as determined in good faith by us, then with respect to each date for the payment of principal of and interest, if any, on a debt security denominated or payable in such specified currency occurring after the last date on which such specified currency was so used, which we refer to as the conversion date, the U.S. dollar or such foreign currency or currency unit as may be specified by us, which we refer to as the substitute currency, will become the currency of payment for use on each such payment date (but such specified currency will, at our election, resume being the currency of payment on the first such payment date preceded by 15 business days during which the circumstances which gave rise to the change of currency no longer prevail, in each case, as determined in good faith by us). The substitute currency amount to be paid by us to the trustee and by the trustee or any paying agent to the holder of a debt security with respect to such payment date will be the currency equivalent or currency unit equivalent (each as defined below) of the specified currency as determined by the exchange rate agent (which determination will be delivered in writing to the trustee not later than the fifth business day prior to the applicable payment date) as of the conversion date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 business days before such payment date. We refer to such conversion date or date preceding a payment date as aforesaid as the valuation date. Any payment in a substitute currency under the circumstances described above will not constitute an event of default under the indenture or the debt securities.

        The "currency equivalent" will be determined by the exchange rate agent as of each valuation date and will be obtained by converting the specified currency (unless the specified currency is a currency unit) into the substitute currency at the market exchange rate (as defined below) on the valuation date.

        The "currency unit equivalent" will be determined by the exchange rate agent as of each valuation date and will be the sum obtained by adding together the results obtained by converting the specified amount of each initial component currency into the substitute currency at the market exchange rate on the valuation date for such component currency.

        "Component currency" means any currency which, on the conversion date, was a component currency of the relevant currency unit.

        "Market exchange rate" means, as of any date, for any currency or currency unit the noon U.S. dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in New York City on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies or currency units for which an exchange rate is required, the exchange rate agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency or currency unit in question, or such other quotations as the exchange rate agent will deem appropriate. Unless otherwise specified by the exchange rate agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a non-resident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the exchange rate agent, purchase such currency or currency unit in order to make payments in respect of such securities.

        "Specified amount" of a component currency means the number of units (including decimals) which such component currency represented in the relevant currency unit, on the conversion date or the valuation date or the last date the currency unit was so used, whichever is later. If after such date the official unit of any component currency is altered by way of combination or subdivision, the specified amount of such component currency will be divided or multiplied in the same proportion. If after such date two or more component currencies are consolidated into a single currency, the respective specified amounts of such component currencies will be replaced by an amount in such single currency equal to the sum of the respective specified amounts of such consolidated component currencies expressed in such single currency, and such amount will thereafter be a specified amount and such single currency will thereafter be a component currency. If after such date any component currency will be divided into two or more currencies, the specified amount of such component currency will be replaced by specified amounts of such two or more currencies, the sum of which, at the market exchange rate of such two or more currencies on the date of such replacement, will be equal to the specified amount of such former component currency and such amounts will thereafter be specified amounts and such currencies will thereafter be component currencies.

        All determinations referred to above made by us or our agents will be at our or their sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you.

        Specific information about the currency, currency unit or composite currency in which a particular foreign currency denominated debt security is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable supplement. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Minimum Denominations, Restrictions on Maturities, Repayment and Redemption

        Debt securities denominated in specified currencies other than U.S. dollars will have the minimum denominations and will be subject to the restrictions on maturities, repayment and redemption that are set forth in the applicable supplement. Any other restrictions applicable to debt securities denominated in specified currencies other than U.S. dollars, including restrictions related to the distribution of such debt securities, will be set forth in the applicable supplement.

FOREIGN CURRENCY RISKS

        This prospectus and any applicable supplement do not describe all of the possible risks of an investment in debt securities whose payment will be made in, or affected by the value of, a foreign currency or a composite currency. You should not invest in foreign currency denominated debt securities if you are not knowledgeable about foreign currency and indexed transactions. You should consult your own financial and legal advisors about such risks as such risks may change from time to time.

        We are providing the following information for the benefit of U.S. residents. If you are not a U.S. resident, you should consult your own financial and legal advisors before investing in any debt securities.

Exchange Rates and Exchange Controls

        A series of debt securities denominated in, or affected by the value of, a currency other than U.S. dollars has additional risks that do not exist for U.S. dollar denominated debt securities. The most important risks are (a) possible changes in exchange rates between the U.S. dollar and the specified currency after the issuance of the debt securities resulting from market changes in rates or from the official redenomination or revaluation of the specified currency and (b) imposition or modification of foreign exchange controls by either the U.S. government or foreign governments. Such risks generally depend on economic events, political events and the supply of, and demand for, the relevant currencies, over which we have no control.

        Exchange rates have fluctuated greatly in recent years and are likely to continue to fluctuate in the future. These fluctuations are caused by economic forces as well as political factors. However, you cannot predict future fluctuations based on past exchange rates. If the foreign currency decreases in value relative to the U.S. dollar, the yield on a foreign currency denominated debt security or currency-linked indexed debt security for a U.S. investor will be less than the coupon rate and you may lose money at maturity if you sell such debt security. In addition, you may lose all or most of your investment in a currency-linked indexed debt-security as a result of changes in exchange rates.

        Governments often impose exchange controls which can affect exchange rates or the availability of the foreign currency to make payments of principal, premium, if any, and interest on the debt securities. We cannot assure you that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest denominated in any specified currency.

        Even if there are no actual exchange controls, it is possible that the specified currency would not be available to us when payments on the debt securities are due because of circumstances beyond our control. If the specified foreign currency is not available, we will make the required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of a recent date. We refer you to "Special Provisions Relating to Foreign Currency Denominated Debt Securities—Payment Currency". You should consult your own financial and legal advisors as to the risk of an investment in debt securities denominated in a currency other than your home currency.

        Any applicable supplement relating to debt securities having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

Foreign Currency Judgments

        The indenture and the debt securities are governed by New York State law. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Accordingly, if you bring a lawsuit in a New York state court or in a federal court located in New York State for payment of a foreign currency denominated debt security, the court would award a judgment in the foreign currency and convert the judgment into U.S. dollars, on the date of the judgment. U.S. courts located outside New York State would probably award a judgment in U.S. dollars but it is unclear what rate of exchange they would use.

DESCRIPTION OF WARRANTS

General

        We may issue warrants, including warrants to purchase debt securities, as well as other types of warrants. Warrants may be issued independently or together with any debt securities and may be attached to or separate from such debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The forms of each of the warrant agreements have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the warrants we may issue. Further terms of the warrants and applicable warrant agreement will be set forth in the applicable supplement.

Warrants to Purchase Debt Securities

        The applicable supplement will describe the following terms of the warrants to purchase debt securities in respect of which this prospectus is being delivered:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

  •
  the aggregate principal amount and terms of the debt securities purchasable upon exercise of such warrants;

  •
  the price at which and currency or currencies (including composite currencies) in which the debt securities purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  if applicable, the designation and terms of the debt securities with which such warrants are issued and the number of such warrants issued with each such debt security;

  •
  if applicable, the date on and after which such warrants and the related debt securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of certain U.S. federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Other Warrants

        We may also issue other warrants to purchase or sell, on terms to be determined at the time of sale,

  •
  securities of any entity unaffiliated with us, a basket of such securities, an index or indices of such securities or any combination of the foregoing;

  •
  currencies or composite currencies; or

  •
  commodities.

        We may satisfy our obligations, if any, with respect to any such warrants by delivering the underlying securities, currencies or commodities or, in the case of underlying securities or commodities, the cash value thereof, as set forth in the applicable supplement. The applicable supplement will describe the following terms of any such warrants in respect of which this prospectus is being delivered:

  •
  the title of such warrants;

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  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

  •
  whether such warrants are put warrants or call warrants;

  •
  (a) the specific security, basket of securities, index or indices of securities or any combination of the foregoing and the amount thereof, (b) currencies or composite currencies or (c) commodities (and, in each case, the amount thereof or the method for determining the same) purchasable or saleable upon exercise of such warrants;

  •
  the purchase price at which and the currency or currencies (including composite currencies) with which such underlying securities, currencies or commodities may be purchased or sold upon such exercise (or the method of determining the same);

  •
  whether such exercise price may be paid in cash, by the exchange of any other security offered with such warrants or both and the method of such exercise;

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  whether the exercise of such warrants is to be settled in cash or by the delivery of the underlying securities or commodities or both;

  •
  the date on which the right to exercise such warrants will commence and when such right will expire;

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  if applicable, the minimum or maximum number of such warrants that may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. For a discussion of certain U.S. federal income tax considerations of holding warrants, we refer you to the applicable supplement.

        This summary deals only with U.S. holders (as defined below) that hold debt securities as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, person that will hold debt securities as a hedge against currency risk or as a position in a "straddle" or conversion transaction, tax-exempt organization or a person whose "functional currency" is not the U.S. dollar.

        This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

        You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

        You are a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the debt securities. You are a non-U.S. holder if you are not a United States person for U.S. federal income tax purposes.

U.S. Holder

Payments or Accruals of Interest

        Payments or accruals of "qualified stated interest" (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, which we refer to as a foreign currency, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Debt Securities

        Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency denominated debt security is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

        When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under "—Payments or Accruals of Interest") and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency denominated debt security is disposed of or retired. If you dispose of a foreign currency denominated debt security that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

        The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency denominated debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

        Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at the lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

        Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency denominated debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

        If we issue a series of debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the series of debt securities multiplied by the number of full years to their maturity, the series of debt securities will be original issue discount notes. The difference between the issue price and the stated redemption price at maturity of the series of debt securities will be the "original issue discount". The "issue price" of the original discount notes will be the first price at which a substantial amount of the original issue discount notes are sold to the public (i.e., excluding sales of original issue discount notes to Credit Suisse Securities (USA) LLC, underwriters, placement agents, wholesalers, or similar persons). The "stated redemption price at maturity" will include all payments under the original issue discount notes other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of an original issue discount note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

        If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

        In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that original issue discount note for all days during the taxable year that you own the original issue discount note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the original issue discount note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by (a) multiplying the "adjusted issue price" (as defined below) of the original issue discount note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the original issue discount note and the denominator of which is the number of accrual periods in a year; and (b) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

        In the case of an original issue discount note that is a floating rate note, both the "annual yield to maturity" and the qualified stated interest will be determined for these purposes as though the original issue discount note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the original issue discount note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the original issue discount note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.) The "adjusted issue price" of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the original issue discount note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The "annual yield to maturity" of an original issue discount note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the original issue discount note to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

        You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. If you purchase debt securities at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under "—Premium" and "—Market Discount") to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

        In the case of an original issue discount note that is also a foreign currency denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (a) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (b) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under "—Payments or Accruals of Interest". Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency denominated debt security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the original issue discount note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the original issue discount note's issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

        Floating rate notes generally will be treated as "variable rate debt instruments" under the original issue discount regulations. Accordingly, the stated interest on a floating rate note generally will be treated as "qualified stated interest" and such a floating rate note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a "variable rate debt instrument", the floating rate note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such debt securities in the applicable supplement.

        Certain original issue discount notes may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable supplement. Original issue discount notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the applicable supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the original issue discount notes.

Short-Term Notes

        The rules described above will also generally apply to original issue discount notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.

        First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term note during the period you held the short-term note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the short-term note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

        Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any "acquisition discount" with respect to the short-term note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

        Finally, the market discount rules described below will not apply to short-term notes.

Premium

        If you purchase a debt security at a cost greater than the debt security's remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal

Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency denominated debt security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency denominated debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date the holder acquired the debt security. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

Market Discount

        If you purchase a debt security at a price that is lower than the debt security's remaining redemption amount (or in the case of an original issue discount note, the original issue discount note's adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear "market discount" in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency denominated debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

        You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency denominated debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder's taxable year).

Indexed Notes and Other Debt Securities Providing for Contingent Payments

        Special rules govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as contingent debt obligations. These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable supplement.

Non-U.S. Holder

        Under present United States federal tax law, and subject to the discussion below concerning backup withholding:

          (a)   Payments of interest on a debt security to you will not be subject to the 30% U.S. federal withholding tax, provided that:

    •
    you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and are not a controlled foreign corporation related to us through stock ownership; and

    •
    you provide a statement signed under penalties of perjury that includes your name and address and certify that you are a non-U.S. holder in compliance with applicable requirements by completing a Form W-8BEN, or otherwise satisfy documentary evidence requirements for establishing that you are a non-U.S. holder.

          (b)   You will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or retirement of the debt security unless the gain is effectively connected with your trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or retirement occurs and certain other conditions are met. In the case that you are subject to U.S. federal income taxation on a net basis in respect of the debt security, you will generally be taxable under the same rules that govern the taxation of a U.S. holder.

Information Reporting and Backup Withholding

        The paying agent must file information returns with the Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to a United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are a non-U.S. holder in order to avoid information reporting and backup withholding tax requirements.

        Information reporting and backup withholding requirements will not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a foreign broker, provided that such broker:

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  derives less than 50% of its gross income for particular period from the conduct of a trade or business in the United States;

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  is not a controlled foreign corporation for U.S. federal income tax purposes; and

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  is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by U.S. holders or is engaged in the conduct of a U.S. trade or business.

        Payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of a sale of a debt security by the U.S. office of a broker will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

EUROPEAN UNION DIRECTIVE
ON TAXATION OF CERTAIN INTEREST PAYMENTS

        Under European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories have agreed to adopt similar measures (some of which involve a withholding system). As indicated above under "Description of Debt Securities—Payment of Additional Amounts", no additional amounts will be payable if a payment on a debt security to an individual is subject to any withholding or deduction that is required to be made pursuant to any European Union Directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such Directive.

        You should consult your own tax advisors regarding the application of Directive 2003/48/EC or any similar Directive.

ERISA

        The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to ERISA, which we refer to as ERISA Plans, and on persons who are fiduciaries with respect to such plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such ERISA plan who is considering the purchase of securities on behalf of such ERISA plan should determine whether such purchase is permitted under the governing plan documents and is prudent and appropriate for the ERISA plan in view of its overall investment policy and the composition and diversification of its portfolio.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, prohibit certain transactions involving ERISA Plans or a plan, such as a Keogh plan or an individual retirement account, that is not subject to ERISA but is subject to Section 4975 of the Code, which together with ERISA Plans, we refer to as Plans, and certain persons, referred to as "parties in interest" under ERISA or "disqualified persons" under the Code having certain relationships with such Plans. We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a "party in interest" or "disqualified person" with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if these securities are acquired by or with the assets of a Plan with respect to which one of these entities is a service provider, unless the securities are acquired pursuant to a statutory or an administrative exemption.

        The acquisition of the securities may be eligible for one of the class exemptions noted below if the acquisition:

  •
  is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or PTCE, 91-38 issued by the Department of Labor;

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  is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

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  is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

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  is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor; or

  •
  is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor.

        Other individual exemptions may also apply if such exemption's conditions are met.

        Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Fiduciaries of any such plan should consult legal counsel before purchasing these securities.

        Please consult the applicable supplement for further information with respect to a particular offering.

PLAN OF DISTRIBUTION

        We may sell our securities through agents, underwriters, dealers or directly to purchasers.

        Agents who we designate may solicit offers to purchase our securities.

  •
  We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in an applicable supplement.

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  Unless we indicate otherwise in an applicable supplement, our agents will act on a best efforts basis for the period of their appointment.

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  Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

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  We may use an underwriter or underwriters in the offer or sale of our securities.

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  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

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  We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in an applicable supplement.

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  The underwriters will use the applicable supplement and any free writing prospectus to sell our securities.

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  We may use a dealer to sell our securities.

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  If we use a dealer, we, as principal, will sell our securities to the dealer.

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  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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  We will include the name of the dealer and the terms of our transactions with the dealer in an applicable supplement.

        If Credit Suisse Securities (USA) LLC or our other broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of Section 2720 of the National Association of Securities Dealers, Inc., or NASD, Conduct Rules.

        In compliance with NASD guidelines, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in an applicable supplement.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our subsidiaries and affiliates, in the ordinary course of business.

        We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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  If we use delayed delivery contracts, we will disclose that we are using them in the applicable supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we set forth in the applicable supplement.

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  We will indicate in an applicable supplement the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and the applicable supplements in connection with offers and sales of our securities in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

LEGAL MATTERS

        One of our Managing Directors and Counsel will pass upon the validity of our securities and certain other legal matters in connection with our offering of our securities. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will pass upon certain legal matters for any agents or underwriters in connection with our offering of our securities. Cleary Gottlieb Steen & Hamilton LLP provides legal services to us and our subsidiaries and affiliates from time to time.

EXPERTS

        We incorporate by reference into this prospectus and our registration statement our consolidated financial statements and financial statement schedule as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004 included in the 2004 Form 10-K. We have relied on the report of KPMG LLP, independent registered public accounting firm, also incorporated by reference into this prospectus and our registration statement, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2004 consolidated financial statements contains an explanatory paragraph that refers to changes in accounting for variable interest entities and share-based compensation.

        With respect to the unaudited interim financial information for the periods ended March 31, 2005 and 2004, June 30, 2005 and 2004, and September 30, 2005 and 2004, respectively, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information, which is substantially less in scope than an audit, and therefore, that they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

Credit Suisse (USA), Inc.

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CALCULATION OF BASKET RETURN
SUPPLEMENTAL USE OF PROCEEDS
THE REFERENCE INDICES
UNDERWRITING
INCORPORATION BY REFERENCE
PRODUCT SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 21, 2006
TABLE OF CONTENTS
SUMMARY
RISK FACTORS
CREDIT SUISSE (USA), INC.
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE SECURITIES
THE REFERENCE INDICES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
UNDERWRITING
INCORPORATION BY REFERENCE
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
CREDIT SUISSE (USA), INC.
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY DENOMINATED DEBT SECURITIES
FOREIGN CURRENCY RISKS
DESCRIPTION OF WARRANTS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
EUROPEAN UNION DIRECTIVE ON TAXATION OF CERTAIN INTEREST PAYMENTS
ERISA
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS